                                                                     EXHIBIT 2.1





                      AGREEMENT AND PLAN OF REORGANIZATION


                            DATED AS OF JUNE 12, 1998

                                  BY AND AMONG



                                PEOPLESOFT, INC.,

                           TRIMARK TECHNOLOGIES, INC.,

                                GERALD H. PETERS

                            AS SECURITYHOLDER AGENT,

                                       AND

            STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.,

                                 AS ESCROW AGENT

                           TABLE OF CONTENTS


                                                                                       Page
                                          ARTICLE I


                                          THE MERGER

1.1.  THE MERGER...........................................................................1
1.2.  EFFECTIVE TIME.......................................................................2
1.3.  EFFECT OF THE MERGER.................................................................2
1.4.  NUMBER OF SHARES TO BE ISSUED; EFFECT ON CAPITAL STOCK; TREATMENT OF STOCK OPTIONS...2
1.5.  ACCOUNTING TREATMENT.................................................................4
1.6.  DISSENTING SHARES....................................................................4
1.7.  SURRENDER OF CERTIFICATES............................................................5
1.8.  NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK..................................6
1.9.  LOST, STOLEN OR DESTROYED CERTIFICATES...............................................6
1.10. TAX AND ACCOUNTING CONSEQUENCES......................................................6
1.11. TAKING OF NECESSARY ACTION; FURTHER ACTION...........................................6

                                       ARTICLE II


                     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

2.1.  ORGANIZATION OF THE COMPANY..........................................................6
2.2.  COMPANY CAPITAL STRUCTURE............................................................7
2.3.  SUBSIDIARIES.........................................................................7
2.4.  AUTHORITY............................................................................7
2.5.  COMPANY FINANCIAL STATEMENTS.........................................................8
2.6.  NO UNDISCLOSED LIABILITIES...........................................................8
2.7.  NO CHANGES...........................................................................8
2.8.  TAX AND OTHER RETURNS AND REPORTS...................................................10
2.9.  RESTRICTIONS ON BUSINESS ACTIVITIES.................................................14
2.10. TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES..............................15
2.11. INTELLECTUAL PROPERTY...............................................................15
2.12. AGREEMENTS, SCHEDULED CONTRACTS AND COMMITMENTS.....................................18
2.13. INTERESTED PARTY TRANSACTIONS.......................................................20
2.14. COMPLIANCE WITH LAWS................................................................20
2.15. LITIGATION..........................................................................20
2.16. INSURANCE...........................................................................20
2.17. MINUTE BOOKS........................................................................21
2.18. ENVIRONMENTAL MATTERS...............................................................21
2.19. BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES....................................21
2.20. EMPLOYEE MATTERS AND BENEFIT PLANS..................................................22
2.21. AFFILIATES..........................................................................25
2.22. NON-COMPETITION, NON-SOLICITATION  AND NON-HIRE AGREEMENTS..........................26
2.22. VOTING AGREEMENT AND PROXIES........................................................26
2.24. POOLING OF INTERESTS................................................................26
2.25. REPRESENTATIONS COMPLETE............................................................26

                                      ARTICLE III


               REPRESENTATIONS AND WARRANTIES OF ENTERPRISE COMPANY, INC.

3.1.  ORGANIZATION, STANDING AND POWER....................................................26
3.2.  AUTHORITY...........................................................................27
3.3.  CAPITAL STRUCTURE...................................................................27

3.4.  SEC DOCUMENTS; ACQUIROR FINANCIAL STATEMENTS........................................27
3.5.  NO MATERIAL ADVERSE CHANGE..........................................................28
3.6.  LITIGATION..........................................................................28
3.7.  POOLING OF INTERESTS................................................................28

                                       ARTICLE IV


                          CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1.  CONDUCT OF BUSINESS OF THE COMPANY..................................................28
4.2.  NO SOLICITATION.....................................................................31

                                       ARTICLE V


                                 ADDITIONAL AGREEMENTS

5.1.  EMPLOYEE MATTERS....................................................................32
5.2.  ACCESS TO INFORMATION...............................................................33
5.3.  EXPENSES............................................................................33
5.4.  PUBLIC DISCLOSURE...................................................................33
5.5.  CONSENTS............................................................................33
5.6.  REASONABLE EFFORTS..................................................................34
5.7.  NOTIFICATION OF CERTAIN MATTERS.....................................................34
5.8.  POOLING ACCOUNTING..................................................................35
5.9.  AFFILIATE AGREEMENTS................................................................35
5.10. ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES.........................................35
5.11. NASDAQ LISTING......................................................................35
5.12. BLUE SKY LAWS.......................................................................36
5.13. INDEMNIFICATION.....................................................................36
5.14. REGISTRATION STATEMENT ON FORM S-4; COMPANY SHAREHOLDER APPROVAL....................36
5.15. GRANT OF STOCKOPTIONS BY THE COMPANY................................................36
5.16. RECEIVABLES.........................................................................38
5.17. REGISTRATION RIGHTS.................................................................39
5.18. CONFIDENTIALITY.....................................................................39
5.19. ADDITIONAL ACTIONS..................................................................40

                                       ARTICLE VI


                                CONDITIONS TO THE MERGER

6.1.  CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER........................40
6.2.  ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY.................................41
6.3.  ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF ACQUIROR................................42

                                      ARTICLE VII


                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

7.1.  INDEMNIFICATION/SURVIVAL OF REPRESENTATIONS AND WARRANTIES..........................43
7.2.  ESCROW ARRANGEMENTS.................................................................44
7.3.  SECURITYHOLDER AGENT................................................................50
7.4.  EXCLUSIVE REMEDY....................................................................51
7.5.  COMPANY EXCLUSIVE REMEDY............................................................51

                                      ARTICLE VIII


                           TERMINATION, AMENDMENT AND WAIVER

8.1.  TERMINATION.........................................................................51
8.2.  EFFECT OF TERMINATION...............................................................52
8.3.  AMENDMENT...........................................................................52

                                       ARTICLE IX


                            TERMINATION, AMENDMENT AND WAIVER

9.1.  TERMINATION.........................................................................52
9.2.  EFFECT OF TERMINATION...............................................................53
9.3.  AMENDMENT...........................................................................54
9.4.  EXTENSION, WAIVER...................................................................54

                                       ARTICLE X


                                  GENERAL PROVISIONS

10.1  NOTICES.............................................................................54
10.2  INTERPRETATION......................................................................55
10.3  COUNTERPARTS........................................................................55
10.4  ENTIRE AGREEMENT, ASSIGNMENT........................................................56
10.5  SEVERABILITY........................................................................56
10.6  OTHER REMEDIES......................................................................56
10.7  GOVERNING LAW.......................................................................56
10.8  RULES OF CONSTRUCTION...............................................................56
10.9  SPECIFIC PERFORMANCE................................................................56
10.10 ESCROW AGENT........................................................................57

                                    EXHIBITS

EXHIBIT         DESCRIPTION
-------         ------------

Exhibit A-1     Form of Company Affiliate Agreement
Exhibit A-2     Form of Acquiror Affiliate Agreement
Exhibit B       Form of  Legal Opinion of Counsel to Acquiror
Exhibit C       Form of Legal Opinion of Counsel to the Company
Exhibit D       Form of Noncompete Agreement
Exhibit E       Form of Voting Agreement and Proxy
Exhibit F       Development Environment Loan Agreement
Exhibit G       Marketing and Distribution Agreement
Exhibit H       Software License Agreement
Exhibit I       Working Capital Line of Credit
Exhibit J       Porting Deliverables and Acceptance Criteria

                                    SCHEDULES



SCHEDULE       DESCRIPTION
--------       -----------
2.2(a)         Shareholder List
2.2(b)         Options, Warrants, Rights

2.4            Conflicts/Other Filings and Consents
2.5            Company Financials
2.6            Undisclosed Liabilities
2.7            Certain Transactions
2.8(b)         Certain Tax Matters
2.8(c)         Tax Elections and Returns
2.9            Restrictions on Business Activities
2.10(a)        Leased Real Property
2.10(b)        Title to Property and Liens
2.11(b)        Ownership of Software
2.11(c)        Certain Intellectual Property Rights
2.11(f)        Intellectual Property Assets
2.12(a)        Scheduled Contracts
2.12(b)        Contract Breach/Default
2.12(c)        Ownership Interest of Intellectual Property Assets
2.12(d)        Customer Surveys
2.13           Interested Party Transactions
2.15           Litigation
2.16           Insurance
2.20(b)        Employee Benefit Plans and Employees
2.20(d)        Employee Plan Compliance
2.20(g)        Post-Employment Obligations
2.20(j)        Employees with Visas
2.20(k)        Labor Matters
2.20(l)        Employment at Will
2.21           Company Affiliates
2.23           Voting Agreement and Proxy Signatories
4.1            Disclosed Actions

6.2(e)         Acquiror Affiliates
6.3(c)         Third Party Consents Required of Company

                             INDEX OF DEFINED TERMS


Defined Term                                              Section Defined
------------                                              ---------------


"Acquiror"                                                Introduction


"Acquiror Common Stock"                                   Recitals


"Acquiror Employee Plans"                                 Section 5.1(b)


"Acquiror Financial Statements"                           Section 3.4


"Acquiror Indemnitees"                                    Section 7.1(a)


"Affiliate"                                               Appendix A


"Applicable Law"                                          Appendix A


"Agreement"                                               Introduction


"Average Stock Price"                                     Appendix A


"Balance Sheet"                                           Section 2.5


"Basket"                                                  Section 7.2(a)


"Business Day"                                            Appendix A


"Certificate of Merger"                                   Section 1.2


"Certificates"                                            Section 1.7(a)


"Closing"                                                 Section 1.2


"Closing Date"                                            Section 1.2


"Code"                                                    Section 1.4(b)(1)


"Collar Adjustment Factor"                                Appendix A


"Company"                                                 Appendix A


"Company Common Stock"                                    Appendix A


"Company Employee Plan"                                   Section 2.20(a)(iii)

"Company Financials"                                      Section 2.5


"Company Indemnitees"                                     Section 7.1(b)


"Company Option"                                          Section 1.4(b)(1)


"Continuing Employee"                                     Section 5.1(b)


"Copyrights"                                              Section 2.11(a)(i)(3)


"Damages"                                                 Appendix A


"Delaware Law"                                            Section 1.1


"Demand"                                                  Section 7.2(f)(ii)


"Development Environments"                                Section 2.11(m)


"Disclosure Schedules"                                    Section 2


"Dissenting Shares"                                       Section 1.6(a)


"DofJ"                                                    Section 5.5


"DOL"                                                     Section 2.20(c)


"Effective Time"                                          Section 1.2


"Employee"                                                Section 2.20(a)(iv)


"Employee Agreement"                                      Section 2.20(a)(v)


"Environmental Laws"                                      Appendix A


"Environmental Liabilities"                               Appendix A


"ERISA"                                                   Section 2.20(a)(ii)


"Escrow Agent"                                            Section 7.2(a)


"Escrow Amount"                                           Section 1.4(a)(3)(ii)


"Escrow Fund"                                             Section 7.2(a)


"Escrow Period"                                           Section 7.2(b)


"Exchange Act"                                            Section 3.4


"Exchange Ratio"                                          Section 1.4(a)(3)(i)

"Expiration Date"                                         Section 7.1(c)


"FTC"                                                     Section 5.5


"GAAP"                                                    Appendix A


"Governmental Authority"                                  Appendix A


"Gross Adjusted Base Price"                               Appendix A


"HSR Act"                                                 Appendix A


"Hazardous Substance"                                     Appendix A


"Holder"                                                  Section 5.15(a)


"Illinois Articles"                                       Section 1.2


"Illinois Law"                                            Section 1.1


"Incentive Plan"                                          Section 5.1(c)


"Intellectual Property Assets"                            Section 2.11(a)(ii)


"Intellectual Property Rights"                            Section 2.11(a)(i)


"IRS"                                                     Section 2.20(a)(vi)


"ISOs"                                                    Section 2.8(c)(xxiii)


"Key Employees"                                           Appendix A


"Knowledge" or "knowledge"                                Appendix A


"Liability"                                               Appendix A


"Lien"                                                    Appendix A

"Marks"                                                   Section 2.11(a)(i)(1)


"Material Adverse Change"                                 Appendix A


"Materials"                                               Section 2.11(m)


"Measurement Period"                                      Appendix A


"Merger"                                                  Recitals


"Merger Price"                                            Appendix A

"Multiemployer Plan"                                      Section 2.20(a)(vii)


"New Shares"                                              Section 7.2(c)(ii)


"Noncompete Agreements"                                   Section 2.22


"Officer's Certificate"                                   Section 7.2(d)(i)


"Option Plan"                                             Section 1.4(b)


"Patents"                                                 Section 2.11(a)(i)(2)


"PBDAT"                                                   Appendix A


"Pension Plan"                                            Section 2.20(a)(viii)


"Person"                                                  Appendix A


"Pro Rata Escrow Amount"                                  Section 1.4(3)(ii)


"Proceeding"                                              Appendix A


"Registrable Securities"                                  Section 5.15(a)


"Return"                                                  Section 2.8(a)(ii)


"Rule 145"                                                Section 2.21


"Scheduled Contract"                                      Section 2.12(b)


"Securities Act"                                          Section 3.4


"Shareholders"                                            Section 2.23


"SEC"                                                     Section 3.4


"SEC Documents"                                           Section 3.4


"Securityholder Agent"                                    Section 7.3(a)(i)


"Signing Date Average Stock Price"                        Appendix A


"Software"                                                Section 2.11(b)


"Subsidiary"                                              Appendix A


"State Taxes"                                             Section 5.19


"Tax"                                                     Section 2.8(a)(i)

"Taxes"                                                   Section 2.8(a)(i)


"Technology"                                              Section 2.11(a)(i)(5)


"Third Party Expenses"                                    Section 5.3


"Trade Secrets"                                           Section 2.11(a)(i)(4)


"Total Company Shares"                                    Section 1.4(a)(3)(iii)


"Voting Agreement and Proxy"                              Section 2.23


"Welfare Plan"                                            Section 2.20(a)(ix)

                      AGREEMENT AND PLAN OF REORGANIZATION

        This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of June 12, 1998, by and among PeopleSoft, Inc., a Delaware corporation ("Acquiror"), TriMark Technologies, Inc., an Illinois corporation, ("Company"), and, with respect to Article VII only, Mr. Gerald H. Peters as Securityholder Agent and State Street Bank and Trust Company of California, N.A. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in Appendix A hereto, which is incorporated herein by this reference.


                                    RECITALS

        A. The Boards of Directors of the Company and Acquiror believe it is in the best interests of each company and their respective shareholders that Acquiror acquire the Company through the statutory merger of the Company with and into Acquiror (the "Merger") and, in furtherance thereof, have approved the Merger.

        B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of Company Common Stock shall be converted into the right to receive shares of Common Stock of Acquiror ("Acquiror Common Stock"), and all outstanding Company Options shall be assumed by Acquiror and be converted into options to acquire Acquiror Common Stock.

        C. A portion of the shares of Acquiror Common Stock to be issued by Acquiror in connection with the Merger shall be placed in escrow by Acquiror, the release of which shares shall be contingent upon certain events and conditions, all as set forth in Article VII hereof.

        D. The Company and Acquiror desire to make certain representations and warranties and other agreements in connection with the Merger.

        NOW, THEREFORE, in consideration of the foregoing recitals, the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties agree as follows:


                                    ARTICLE I

                                   THE MERGER

        1.1. The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("Delaware Law") and the Illinois Business Corporations Act ("Illinois Law"), the Company shall be merged with and into Acquiror, the separate corporate existence of the Company shall cease, and Acquiror shall continue as the surviving corporation.

        1.2. Effective Time. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than five (5) Business Days, following satisfaction or waiver of the conditions set forth in Article VI (subject to Section 8.2), at the offices of Gibson, Dunn & Crutcher LLP, One Montgomery Street, Suite 2600, San Francisco, California, unless another place or time is agreed to by Acquiror and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by (i) executing and filing a Certificate of Merger (or like instrument) with the Secretary of State of the State of Delaware (the "Certificate of Merger"), in accordance with the relevant provisions of Delaware Law (the time of acceptance by the Secretary of State of the State of Delaware of such filing being referred to herein as the "Effective Time"), (ii) executing and filing with the Secretary of State of the State of Illinois articles of merger required by Sections 11.25 and 11.35 of Illinois Law (the "Illinois Articles"), and (iii) executing and filing such other documents as shall be necessary or appropriate to effect the Merger.

        1.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law and Illinois Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company shall vest in Acquiror, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of Acquiror.

        1.4. Maximum Number of Shares to Be Issued; Effect on Capital Stock; Treatment of Stock Options.

             (a) Maximum Number of Shares to Be Issued; Effect on Capital Stock. The number of shares of Acquiror Common Stock to be issued in connection with the Merger, including Acquiror Common Stock to be reserved for issuance upon exercise of any of the Company Options to be assumed by Acquiror pursuant to
Section 1.4 (b), shall equal the Merger Share Amount. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, the Company or the holder of any shares of Company Common Stock, the following shall occur:

                 (1) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined and to the extent provided in Section 1.6(a)) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Acquiror Common Stock equal to the Exchange Ratio (as defined in Section 1.4(3)(i))).

                 (2) Fractional Shares. No fraction of a share of Acquiror Common Stock will be issued, but in lieu thereof, each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall be entitled to receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Average Stock Price.

                 (3) Definitions.

                     (i) Exchange Ratio. Means the quotient obtained by dividing
(x) the Merger Share Amount by (y) the Total Company Shares.

                     (ii) Escrow Amount. Means ten percent (10%) of the number of shares of Acquiror Common Stock issued at the Closing to the holders of Company Common Stock pursuant to Section 1.4(a), which shares shall be delivered to the Escrow Agent and held in accordance with Article VII. The portion of the Escrow Amount deposited on behalf of each such shareholder (the "Pro Rata Escrow Amount") shall be equal ten percent (10%) of the aggregate number of shares of Acquiror Common Stock that such shareholder would otherwise be entitled to receive under Section 1.4.

                     (iii) Total Company Shares. Means the aggregate number of shares of the Company Common Stock outstanding immediately prior to the Effective Time, plus the aggregate number of shares of Company Common Stock issuable upon the exercise of all outstanding Company Options (vested and unvested) immediately prior to the Effective Time.

             (b) Treatment of Options. At the Effective Time, all options to purchase shares of the Company Common Stock then outstanding under any of the Company's 1998 Director and Executive Officer Non-Statutory Stock Option Plan, the 1995 Director and Executive Officer Stock Option Plan (as amended), the 1995 Employees and Consultants Stock Option Plan, and the 1993 Stock Option Plan, as amended (collectively referred to as the "Option Plans"), shall be assumed by Acquiror in accordance with the provisions described below.

                 (1) At the Effective Time, each outstanding option to purchase shares of the Company Common Stock (a "Company Option") under the Option Plans or otherwise, whether vested or unvested, shall be, as a consequence of the Merger, assumed by Acquiror. Each Company Option so assumed under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreements governing such Company Option immediately prior to the Effective Time, except that (i) such Company Option shall be exercisable for that number of whole shares of Acquiror Common Stock equal to the number of shares of Company Common Stock underlying such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded to the nearest whole number of shares of Acquiror Common Stock, and (ii) the per share exercise price for the shares of Acquiror Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded to the nearest whole cent; provided, however, that Acquiror may make but is not required to make such adjustments to the number of shares of Acquiror Common Stock or the exercise price of such assumed Company Option, as Acquiror reasonably deems necessary, in order to prevent any such Company Option that is characterized by the Company as an "incentive stock option" immediately prior to Closing from failing to so qualify solely by reason of Sections 424(a)(1) or 424(a)(2) of the Internal Revenue Code of 1986, as amended (the "Code").

                 (2) Promptly following the Effective Time, Acquiror shall issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption of such Company Option.

             (c) Treatment of Treasury Stock. Each share held by the Company as treasury stock immediately prior to the Effective Time shall be canceled and returned to the Company's authorized but unissued capital stock, and no Acquiror share issuance shall be made with respect thereto.

             (d) Adjustments. The Signing Date Average Stock Price, the Average Stock Price and all other similar and related items shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Company Common Stock), or other distribution in respect of Acquiror Common Stock or Company Common Stock, reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time.

             1.5. Accounting Treatment. Notwithstanding any provision of this Agreement to the contrary, it is the intention of the parties that the Merger qualify for treatment as, and be accounted for as, a pooling-of-interests under Accounting Principles Board Opinion No. 16. In connection therewith, (1) the Company shall use its best efforts to obtain the approval of this Agreement, the Merger and the transactions to be consummated in connection therewith, by ninety-five percent (95%) of the outstanding shares of capital stock of the Company; and (2) the Company shall not take any action, or omit to take action, the result of which action or omission would be for the Merger to fail to qualify for "pooling-of-interests" accounting treatment.

        1.6. Dissenting Shares.

             (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock held by a holder who has demanded and perfected appraisal or dissenters' rights for such shares in accordance with the applicable requirements of Illinois Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Acquiror Common Stock pursuant to Sections 1.4 and 1.7, but the holder thereof shall only be entitled to such rights as are granted by Illinois Law.

             (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Common Stock who demands appraisal of such shares under Illinois Law shall at any time effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Acquiror Common Stock and Rights as provided in Section 1.4, without interest thereon, upon surrender of the certificate representing such shares.

             (c) The Company shall give Acquiror (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, withdrawals of such demands, and any other instruments served pursuant to Illinois Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Illinois Law. The Company shall not, except with the prior written consent of Acquiror, voluntarily make any payment with respect to any demands for appraisal of Company Common Stock or offer to settle or settle any such demands.

        1.7. Surrender of Certificates and Issuance of New Certificates.

             (a) Surrender of Certificates. At the Closing, the Company shall deliver to Acquiror original stock certificates ("Certificates") representing all of the issued and outstanding Company Common Stock as of the Closing other than any Dissenting Shares. All Certificates shall be duly endorsed in blank or accompanied by a stock power in a form acceptable to Acquiror.

             (b) Instructions to Issue New Certificates. Immediately upon the Effective Time, Acquiror shall instruct the transfer agent for its Common Stock (the "Transfer Agent") to issue and deliver to each shareholder of the Company who has surrendered Certificates pursuant hereto, at an address designated by such shareholder, a stock certificate representing a number of shares of Acquiror Common Stock equal to the number of shares of Company Common Stock so surrendered by such shareholder, multiplied by the Exchange Ratio, and less the Pro Rata Escrow Amount for such shareholder. In addition, Acquiror shall instruct the Transfer Agent to issue and deliver to the Escrow Agent a stock certificate representing the Escrow Amount, to be held in accordance with the provisions hereof. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate Acquiror as provided in Article VII. At the Closing, Acquiror shall provide the Company with a copy of its written instructions to the Transfer Agent.

             (c) Transfers of Ownership. If any certificate for shares of Acquiror Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

        1.8. No Further Ownership Rights in Company Common Stock. The shares of Acquiror Common Stock into which Company Common Stock is converted in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Common Stock, and there shall be no further registration of transfers on the records of Acquiror or the Company of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Acquiror for any reason, they shall be canceled and exchanged as provided in this Article I.

        1.9. Lost, Stolen or Destroyed Certificates. In the event any Certificates are lost, stolen or destroyed, the Transfer Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock and cash for fractional shares, if any, as may be required pursuant to
Section 1.4; provided that, as a condition precedent to the issuance thereof, the owner of such lost, stolen or destroyed Certificates shall enter into an indemnification agreement satisfactory to Acquiror as indemnity against any claim that may be made against Acquiror or the Transfer Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

        1.10. Tax Consequences. The parties to this Agreement hereby adopt this Agreement as a "Plan of Reorganization" within the meaning of sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. No party to this Agreement shall take any action inconsistent with such treatment.

        1.11. Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest in Acquiror full right and title to and possession of all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of Acquiror are hereby fully authorized in the name of Acquiror, the Company and otherwise to take all such lawful action.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to Acquiror, subject to such exceptions as are disclosed in the separate Disclosure Schedule of even date herewith (collectively the "Disclosure Schedules") as follows:

        2.1. Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. The Company has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would result in a Material Adverse Change on the Company. The Company has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Acquiror.

        2.2. Company Capital Structure.

             (a) The authorized capital stock of the Company consists solely of Ten Million (10,000,000) shares of authorized Company Common Stock, of which SIX MILLION ONE HUNDRED SIXTY THOUSAND (6,160,000) shares are outstanding on the date hereof. No other shares have been authorized or designated as a series or are issued and outstanding as of the date hereof. On the date hereof, the Company Common Stock is held of record and beneficially by the persons, with the addresses of record and in the amounts with the corresponding certificate numbers set forth on Schedule 2.2(a). All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company, any agreement to which the Company is a party or by which it is bound or otherwise. None of the shares of Company Common Stock is subject to any right of repurchase by the Company, except as set forth in
Schedule 2.2(a).

             (b) Except as set forth on Schedule 2.2(b) and except as otherwise permitted by the terms of this Agreement, on the date hereof there are not outstanding, and on the Closing Date there will not be outstanding (i) any options, warrants or other rights to purchase from the Company any capital stock or other securities of the Company, (ii) any securities convertible into or exchangeable for shares of such capital stock or securities or (iii) any other commitments or rights of any kind for the Company to issue additional shares of capital stock, options, warrants or other securities. Such schedule sets forth a correct and complete list of each of the foregoing as of the date hereof, including the record and beneficial holder thereof, a description of the nature of such security, the amount of securities held, the exercise, conversion or exchange rights relating thereto, including a schedule of vesting, and the type and amount of securities into which such securities are exercisable, convertible or exchangeable. No Company Option shall accelerate solely as a consequence of the Merger or the other transactions contemplated by this Agreement.

        2.3. Subsidiaries. The Company has no Subsidiaries and does not have any ownership interest in any securities of any kind in any Person.

        2.4. Authority. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of the Company's shareholders to duly approve the Merger and this Agreement is that number of shares as would constitute a majority of the outstanding shares of each class of the Company Common Stock. Other than obtaining the requisite shareholder vote, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. The Company's Board of Directors has unanimously approved the Merger, this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the other parties hereto, constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to laws relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief and other equitable remedies. Except as set forth on Schedule 2.4, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not materially (except with respect to clause (i) immediately below), conflict with, or result in any material (except with respect to clause (i) immediately below) violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit under (i) any provision of the Articles of Incorporation or Bylaws of the Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree or Applicable Law applicable to the Company or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, or notice to, any court, administrative agency or commission or other Governmental Authority or any third party is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) the filing with the Secretary of State of the State of Illinois of the Illinois Articles, (iii) the respective filings of the Company and Acquiror under the HSR Act, (iv) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, (v) such other consents, waivers, authorizations, filings, approvals and registrations that are set forth on
Schedule 2.4, and (vi) where the failure to obtain any other consent, waiver, authorization, approval or registration would not result in a Material Adverse Change to the Company or in any way prevent the Company from consummating the Merger or performing its obligations under this Agreement.

        2.5. Company Financial Statements. Schedule 2.5 sets forth the Company's audited balance sheet as of December 31, 1997 and the related audited statements of operations and cash flows for the year then ended and the Company's unaudited balance sheet as of April 30, 1998 (the "Balance Sheet") and the related unaudited statements of operations and cash flows for the four-month period then ended (collectively, all such financial statements are referred to as the "Company Financials"). The Company Financials are correct in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other. The Company Financials present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject, in the case of the Balance Sheet and other Company Financials for the four month period ended April 30, 1998, to normal year-end adjustments, which will not be material in amount or significance for such period. Without limiting the foregoing, for any period after December 31, 1997, the Company has or will comply in all material respects with Statement of Position 97-2 (Software Revenue Recognition) as amended by Statement of Position 98-4.

        2.6. No Undisclosed Liabilities. Except as set forth in Schedule 2.6, the Company does not have any Liability in excess of Five Thousand Dollars ($5,000) that (i) has not been reflected in the Balance Sheet or (ii) has not arisen in the ordinary course of the Company's business since April 30, 1998, consistent with past practices. Except as disclosed in Schedule 2.6, no customer of the Company has a right of refund or set off from the Company.

        2.7. No Changes. Except as set forth in Schedule 2.2(b), Schedule 2.7 and Schedule 2.12(a), since April 30, 1998, there has not been, occurred or arisen any:

             (a) material transaction (other than the transactions contemplated by this Agreement) by the Company except in the ordinary course of business as conducted on that date and consistent with past practices;

             (b) amendments or changes to the Articles of Incorporation or Bylaws of the Company;

             (c) capital expenditure or commitment by the Company of Fifteen Thousand Dollars ($15,000) in any individual case or Fifty Thousand Dollars ($50,000) in the aggregate;

             (d) destruction of, damage to or loss of any asset, business or customer of the Company (whether or not covered by insurance) that resulted or could reasonably be expected to result in losses to the Company of more than Ten Thousand Dollars ($10,000);

             (e) claim of wrongful discharge or other unlawful labor practice or action or significant labor trouble;

             (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

             (g) revaluation by the Company of any of its assets in the amount of Ten Thousand Dollars ($10,000) in any individual case or Fifty Thousand Dollars ($50,000) in the aggregate;

             (h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock other than pursuant to the exercise of repurchase rights under stock option agreements;

             (i) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person;

             (j) sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business as conducted on that date and consistent with past practices;

             (k) amendment or termination of any Scheduled Contract (as defined in Section 2.12);

             (l) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others except for (1) advances to employees for travel and business expenses, (2) loans from Acquiror to the Company, and (3) advances under the Company's existing line of credit, any of which occur in the ordinary course of business, consistent with past practices;

             (m) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company, where such waiver, release, write-off or compromise involves an amount in excess of Five Thousand Dollars ($5,000);

             (n) commencement or notice or, to the Company's knowledge, threat of commencement of any Proceeding against or investigation of the Company or its affairs;

             (o) notice of any claim of ownership by a third party of the Company's Intellectual Property Rights (as defined in Section 2.11 below) or of infringement by the Company of any third party's Intellectual Property Rights;

             (p) issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

             (q) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

             (r) event or condition of any character, or group of the foregoing, that has or is reasonably likely to have a Material Adverse Change on the Company;

             (s) material mortgage, pledge, Lien, charge, security interest or any other encumbrance or restriction relating to any of the Company's property, business or assets, tangible or intangible;

             (t) agreement to enter into a strategic alliance, including marketing or distribution arrangements or other similar arrangements, or grant of third party royalty rights or development agreements, or sub-licensing of any rights; or

             (u) agreement by the Company to do any of the things described in the preceding clauses (a) through (t) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement).

The Company shall not be deemed to be in breach of the representations and warranties of this Section 2.7 for any matters arising after the date hereof so long as such matters are permitted by Section 4.1, and the Company provides Acquiror with written notice of all such matters at least three (3) Business Days prior to the Closing.

        2.8. Tax and Other Returns and Reports.

             (a) For purposes of this Agreement:

                 (i) the term "Taxes" means (A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, value added, intangible, unitary, capital gain, transfer, franchise, profits, withholding, backup withholding, payroll, employment, estimated, alternative minimum, excise, severance, stamp, occupation, premium, property, environmental, self-dealing, prohibited transactions, windfall or excess profits, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any Liability for payment of amounts described in clause (A) whether as a result of transferee Liability, of being a member of an affiliated, consolidated, combined or unitary or other similar group for any period, or otherwise through operation of Applicable Law and (C) any Liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and the term "Tax" means any one of the foregoing Taxes; and

                 (ii) the term "Returns" means all returns, declarations, reports, statements and other documents filed or required to be filed in respect of Taxes; and the term "Return" means any one of the foregoing Returns.

             (b) Schedule 2.8(b) sets forth a list of the taxable years of the Company for which examinations of income or franchise tax returns by the IRS and the state, local or foreign taxing authority have been completed, those years for which examinations by such agencies are presently being conducted, those years for which notice of pending or threatened examination or adjustment has been received. Except to the extent indicated in Schedule 2.8(b), all deficiencies asserted or assessments made as a result of any examinations by the IRS or state, local or foreign Tax authority have been fully paid, or are fully described in Schedule 2.8(b), are being contested in good faith and an adequate reserve therefor has been established and are fully reflected in the Balance Sheet. Except as described in Schedule 2.8(b), to the Company's Knowledge, there are no Returns that are presently under examination with respect to Taxes, there are no proposed (whether oral or written) or final adjustments, assessments or deficiencies with respect to Taxes currently pending, and there are no outstanding notices of proposed or actual audit, examination or investigation with respect to Taxes.

             (c) Except as described in Schedule 2.8(c):

                 (i) The Company has properly filed, or has had properly filed on its behalf, on a timely basis, all Returns required to have been filed and all Taxes required to be shown thereon as due have been paid on a timely basis or an adequate reserve therefor has been established in accordance with GAAP. All such Returns were, when filed, and continue to be, true, complete and correct in all material respects. No Liability for Taxes has been incurred, and no taxable income has been realized, by the Company since January 1, 1998 other than in the ordinary course of business. No director, officer or employee of the Company or any Affiliate or thereof having responsibility for Tax matters is in discussions with Tax authorities or has reason to believe that any Tax authority has valid grounds to claim or assess any additional Tax with respect to the Company materially in excess of the amounts shown on the Balance

Sheet for the period ending on such date and amounts incurred in the ordinary course of business since that date;

                 (ii) The Company is not, and has not been at any time, a member of an affiliated group as defined in Section 1504 of the Code. The Company has no Liability for Taxes of any other Person;

                 (iii) With respect to all amounts in respect of Taxes and with respect to all taxable periods or portions of periods ending on or before the Closing, all applicable Tax laws and agreements have been fully complied with, and all amounts required to be paid by the Company to Tax authorities or others have been paid;

                 (iv) None of the Returns contains, or was required to contain (in order to avoid the imposition of a penalty), a disclosure statement under
Section 6662 (or any predecessor provision) of the Code, or any similar provision of state, local or foreign law, with respect to the income, gain, loss, deduction or credit of the Company;

                 (v) All amounts that were required to be collected or withheld by or in respect of the Company in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly collected or withheld, and all amounts that were required to be remitted to any Governmental Authority by or in respect of the Company have been duly remitted;

                 (vi) The Company has not requested an extension of time to file any Company Return not yet filed, and has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. No power of attorney with respect to Taxes is in force;

                 (vii) The Company has not taken any action not in accordance with past practice that would have the effect of deferring any material Tax Liability of the Company from any taxable period or portion thereof ending on or before Closing to any subsequent taxable period or portion thereof;

                 (viii) There are no actual or deemed elections under Section 338 of the Code, protective carryover basis elections, offset prohibition elections or similar elections applicable to the Company;

                 (ix) The Company is not required to include in its income any adjustment pursuant to Sections 481 or 263A of the Code (or similar provisions of other Applicable Law) by reason of a change in accounting method or otherwise, following the Closing, and to Company's knowledge the IRS (or other Governmental Authority) has not proposed, and is not considering proposing, any such change in accounting method or other adjustment;

                 (x) There are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company;

                 (xi) The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code, whether by reason of the Closing or otherwise;

                 (xii) The Company does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country; the Company has not engaged in a trade or business within any foreign country;

                 (xiii) The Company is not party to any joint venture, partnership, or other arrangement or contract that could be treated as a partnership for federal income Tax purposes;

                 (xiv)   The Company has never filed an election pursuant to
Section 1361 of the Code (or any similar provision for state or local tax purposes). The Company has not filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income Tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income Tax law) apply to any disposition of any asset owned by the Company;

                 (xv) The Company has not participated in an international boycott within the meaning of Section 999 of the Code;

                 (xvi) The Company is not, and has not been, a party to a Tax sharing agreement. The Company has no current or contingent contractual obligation to indemnify any Person with respect to Taxes, other than obligations to indemnify a lessor for property taxes, sales/use taxes or gross receipts taxes (but not income or franchise Taxes) imposed on lease payments arising from terms that are customary for leases of similar property;

                 (xvii) The Company is not a party to or bound by any closing agreement, offer in compromise or other contractual or similar arrangement with any Tax Governmental Authority;

                 (xviii) No material election with respect to Taxes incurred by the Company has been made from and after the date of this Agreement;

                 (xix) The Company currently has a cumulative net operating loss. On or before June 30, 1998, the Company will provide Acquiror with a schedule that sets forth, with respect to the Company, as of December 31, 1997, the tax basis in its assets (by type), and the amount of any net operating loss, net capital loss, and unused tax credit carryovers (and type thereof), for federal and applicable state income tax purposes;

                 (xx) The Company currently uses the accrual method of accounting for United States federal and state income Tax purposes and has not changed to or from such method of accounting during the preceding five years;

                 (xxi) The Company has provided to representatives of Acquiror copies of all federal and state income and franchise Returns for all taxable years beginning with the taxable year ended December 31, 1994, and other written correspondence, filed or submitted by the Company with or to the relevant Tax authorities in connection with any audit, examination or accounting method or tax year change, and has produced for Acquiror's inspection all sales Tax, use Tax, property Tax, and other Tax and information returns filed by the Company;

                 (xxii) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code;

                 (xxiii) All outstanding options to acquire equity of the Company that purport to be or were otherwise intended (when issued) to be treated as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Code (and any predecessor provision and any similar provision applicable under state, local or other Tax law) were issued in compliance with such section. All such outstanding options currently qualify for treatment as ISOs, and are held by persons who are employees of the Company;

                 (xxiv) None of the assets of the Company is property that the Company is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended; none of the assets of the Company directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code; none of the assets of the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code; and

                 (xxv) The Company has not redeemed Company Common Stock (except as set forth in Schedule 2.8 (c)) or made an "extraordinary distribution" within the meaning of Treasury Regulation Section
1.368-1T(e)(1)(ii).

        2.9. Restrictions on Business Activities. Except as set forth on
Schedule 2.9, there is no agreement (noncompete or otherwise), judgment, injunction, order or decree to which the

Company is a party or otherwise binding upon the Company that has or is reasonably likely to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products or providing related services to any class of customers, in any geographic area, during any period of time or in any segment of the market.

        2.10. Title to Properties; Absence of Liens and Encumbrances.

              (a) The Company owns no real property, nor has it ever owned any real property. Schedule 2.10(a) sets forth a list of all real property currently leased by the Company, the name of the lessor and the date of the lease and each amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a default). Complete and correct copies of such leases have been delivered to Acquiror.

              (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its properties and assets, tangible and intangible (including Intellectual Property Assets), real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Company Financials except for Liens for Taxes not yet due and payable and such imperfections of title, if any, that do not materially interfere with the present value of the subject property or as may be reflected in Schedule 2.10(b).

        2.11. Intellectual Property.

              (a) Certain Definitions.

                  (i) The term "Intellectual Property Rights" means all United States and foreign:

                      (1) fictional business names, trade names, registered and
                          unregistered trademarks and service marks, and applications therefor (collectively, "Marks");

                      (2) patents, patent rights and patent applications
                          (collectively, "Patents");

                      (3) copyrights in both published works and unpublished
                          works and all registrations and applications therefor (collectively, "Copyrights");

                      (4) know-how, trade secrets, confidential information and
                          other proprietary information, including customer lists (collectively, "Trade Secrets"); and

                      (5) rights in and to any and all inventions, discoveries,
                          concepts, ideas, drawings, designs, refinements, extensions, improvements, software (including object and source code), computer software programs or applications (in both source code and object code form), data, databases, mask works, know-how, research and development, techniques, modifications, and other proprietary and intellectual property rights (whether or not patentable or subject to copyright, mask work or trade secret protection) not included in the foregoing subparagraphs (2), (3) or (4) (collectively, "Technology").

                  (ii) The term "Intellectual Property Assets" means all Intellectual Property Rights owned or licensed by the Company and used in or necessary to the conduct of the Company's business and all further uses of the terms Marks, Patents, Copyrights, Trade Secrets and Technology in this Section shall mean Marks, Patents, Copyrights, Trade Secrets and Technology that are Intellectual Property Assets.

              (b) Ownership of Software. The term "Software" means all of the Company's software, modules, design documents, flow charts and other related development documents, and all patents and copyrights to each of those items and specifically excluding those items prepared for customers in the operation of the Company's business for which the customer contractually has vested title. The Company's Software (excluding software that is available through commercial distributors or in consumer retail stores and are subject to "shrink-wrap" agreements) is listed on Schedule 2.11(b) . The Company has not assigned, transferred or encumbered any of its rights to the Software.

              (c) Certain Intellectual Property Assets. The Company does not own any Marks or Patents, except as set forth on Schedule 2.11(c).

              (d) Copyrights. The Company is the owner of all right, title and interest in and to each of the Copyrights in the Software, free and clear of all Liens and other adverse claims. None of the Copyrights has been registered with the U.S. Copyright Office or, if foreign, with the appropriate foreign Governmental Authority.

              (e) Trade Secrets. The Company has taken all reasonable precautions to protect the secrecy, confidentiality and value of all Trade Secrets relating to the Company's business.

              (f) Intellectual Property Scheduled Contracts. Schedule 2.11(f) contains a complete and accurate list of all material contracts and their expiration dates (if any) relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license for common publicly retailed software programs that are currently distributed with a value of less than Five Thousand Dollars ($5,000). There are no outstanding and, to the Company's knowledge, no threatened disputes or disagreements with respect to any such contract. The expiration dates of all Scheduled Contracts which are deemed material to the Company's' products and their related functionality are sufficiently distant from the date hereof that no potential impairment of the value of any of the Company's products could reasonably be imputed by virtue of an inability of the Company to respond to a non-extension notice.

              (g) Ownership of Intellectual Property Assets. The Company has the right to use, or is the owner of all right, title, and interest in and to, each of the Intellectual Property Assets, free and clear of all Liens, and has the right to use without payment to a third party all of the Intellectual Property Assets.

              (h) Employee Agreements. All employees and independent contractors of the Company involved with the development of products or the Software for the Company have executed written agreements with the Company that appropriately protect the Intellectual Property Assets. To the knowledge of the Company, no employee of the Company has entered into any contract or other agreement with any Person (other than the Company) that restricts or limits in any way the scope or type of work in which the employee may be engaged for the Company or requires the employee to transfer, assign, or disclose information concerning the employee's work with the Company to anyone other than the Company.

              (i) Infringement Generally. The Company is not, nor has it during the three (3) years preceding the date of this Agreement been, a party to any Proceeding, nor is any Proceeding threatened, that involves or involved a claim of infringement by the Company or any other Person of any Intellectual Property Asset. No Intellectual Property Asset of the Company is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company or, in the case of any Intellectual Property Asset licensed to others, restricting the sale, transfer, assignment or licensing thereof by the Company to any Person. To the Company's knowledge, its use of any Intellectual Property Assets does not conflict with, infringe upon or violate any Intellectual Property Right or other right of any Person.

              (j) Use of Intellectual Property. The Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property Assets that are used in the business of the Company as currently conducted.

              (m) Software. The portion of the Software developed by the Company does not contain any Materials or Development Environments (each as defined below) that embody Intellectual Property Rights of any Person other than the Company, except for such Materials or Development Environments obtained by the Company from other Persons who make such Materials or Development Environments generally available to all interested purchasers or end-users on standard commercial terms, other than Intellectual Property Rights obtained from Acquiror. For purposes of this Agreement, (i) the term "Materials" means computer programming code (including both object code and source code versions thereof), databases, documentation (including user manuals and other written materials that relate to particular code or databases), and other materials useful for design (for example, logic manuals, flow charts, and principles of operation), and (ii) the term "Development Environments" means any device, programming, documentation, media and other objects, including compilers, "workbenches," tools, and higher-level or "proprietary" languages, used by the Company for the development, maintenance and implementation of the Materials, to the extent such objects may be necessary for any subsequent maintenance or enhancement of the same, similar or related Materials by

Acquiror after the Closing or the comprehension by reasonably competent programmers of the operation of such Materials in their business context.

        2.12. Agreements, Scheduled Contracts and Commitments.

              (a) Except as set forth on Schedule 2.12(a), the Company does not have, is not a party to nor is it bound by:

                  (i)    any collective bargaining agreements;

                  (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations;

                  (iii) any bonus, deferred compensation, sales compensation plan, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements or agreements to change any such plans whether written or oral;

                  (iv) any employment or consulting agreement with an employee or individual consultant, or any consulting or sales agreement under which a firm or other organization provides services to the Company in any case involving aggregate payments in excess of $10,000 in one year;

                  (v) any agreement or plan, including any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                  (vi)   any fidelity or surety bond or completion bond;

                  (vii) any lease of personal property having a value individually in excess of Twenty-Five Thousand Dollars ($25,000);

                  (viii) any agreement of indemnification or guaranty other than in Scheduled Contracts or customary intellectual property indemnifications made in the ordinary course of business;

                  (ix) any agreement pursuant to which the Company has granted or may grant in the future, to any party a source-code license or option or other right to use or acquire source-code, other than the license agreements for "LANMark" and "Transcend" (where the source code is escrowed in certain circumstances);

                  (x) any agreement relating to capital expenditures and involving future payments in excess of Fifteen Thousand Dollars ($15,000);

                  (xi) any agreement relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business;

                  (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
(viii) of this Section 2.12;

                  (xiii) any purchase order or contract for the purchase of raw materials or services involving Fifteen Thousand Dollars ($15,000) or more;

                  (xiv)  any construction contracts;

                  (xv) any distribution, joint marketing or development agreement;

                  (xvi) any other agreement that involves Twenty-Five Thousand Dollars ($25,000) or more or is not cancelable without penalty upon notice of thirty (30) days or less; and

                  (xvii) each other material agreement or commitment, whether written or oral; without in any way limiting the foregoing, Schedule 2.12(a) lists all agreements, amendments, supplements, addenda, modifications and side letters.

The Company shall not be deemed to be in breach of the representations and warranties of this Section 2.12(a) for any matters arising after the date hereof so long as such matters are permitted by Section 4.1, and the Company provides Acquiror with written notice of all such matters at least five (5) Business Days prior to the Closing.

              (b) Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 2.12(b), the Company has not in any material respect breached, violated or defaulted under, or received notice that it has materially breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.9, Schedule 2.12(a) or Schedule 2.11(f) (any such agreement, contract or commitment, regardless of whether it is set forth on such schedule, a "Scheduled Contract"). Each Scheduled Contract is in full force and effect and, except as otherwise disclosed in Schedule 2.12(b), is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto.

               (c) With respect to the consulting agreements of the Company listed on Schedule 2.12(a), (i) all of the agreements and understandings of the Company and each of the respective third parties are set forth in the copies of such agreements provided to Acquiror, (ii) there are no other agreements, written or oral, changing the rights or obligations of Acquiror thereunder and (iii) except as set forth in Schedule 2.12(c), the Company has retained all rights to its Intellectual Property Assets related to such agreements and the third parties do not have any ownership interest, jointly or otherwise, in the Intellectual Property Assets. Except as set forth in Schedule 2.12(c), there are no consulting or other agreements with customers, the cost to perform of which is expected, or is already in excess of, the total receipts expected to be generated from said customer under such agreement.

        2.13. Interested Party Transactions. Except as set forth on Schedule 2.13, to the Company's knowledge, no officer, director or Affiliate of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an economic interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (ii) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any Scheduled Contract; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this
Section 2.13.

        2.14. Compliance with Laws. The Company has complied in all material respects with, is not in any material respect in violation of, and has not received any notices of violation with respect to, any Applicable Law.

        2.15. Litigation. Except as set forth in Schedule 2.15, there is no Proceeding of any nature pending or, to the Company's knowledge, threatened against the Company, its properties or any of its officers, directors or employees, in their respective capacities as such. Except as set forth in
Schedule 2.15, to the Company's knowledge, there is no investigation pending or threatened against the Company, its properties or any of its officers, directors or employees by or before any Governmental Authority. Schedule 2.15 sets forth, with respect to any such pending or threatened Proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No Governmental Authority has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof. There is no Proceeding pending, or as to which the Company has received any notice of assertion against the Company, that in any manner challenges or seeks, or reasonably could be expected, to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

        2.16. Insurance. Schedule 2.16 sets forth a list and description of each insurance policy currently in effect where the Company is the beneficiary. Such schedule lists the name of the insurer, policy coverage, coverage amounts and premiums payable. With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or premium increase with respect to, any of such policies. The Company does not have any key-man life insurance policies or any other policies under which the Shareholders are beneficiaries, other than any policies set forth on
Schedule 2.16 under which the Shareholders may be beneficiaries in their capacities as employees of the Company.

        2.17. Minute Books. The minute books of the Company made available to counsel for Acquiror are the only minute books of the Company and contain a reasonably accurate summary of all actions taken at meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of the Company.

        2.18. Environmental Matters.

              (a) No approval, authorization, certificate, consent, license, order, permit and any other similar authorization of any Governmental Authority, or from any other Person, is required under any Environmental Laws applicable to the Company or any of its assets or operations. The Company is in compliance in all material respects with all limitations, restrictions, conditions, standards, requirements, schedules and time tables required or imposed under all Environmental Laws.

              (b) There is no Proceeding, citation or notice of violation under any Environmental Law actually pending or, to the Company's knowledge, threatened, relating to the Company or any of its assets or operations.

              (c) There are no past or present events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans that are reasonably likely to interfere with or prevent continued compliance with any Environmental Law by the Company, or that are reasonably likely to give rise to any Environmental Liability to the Company or that otherwise may form the basis of any Proceeding, hearing, study or investigation relating to the Company or any of its assets or operations (1) under any Environmental Law, (2) based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release, of any Hazardous Substance, or (3) resulting from exposure to work place hazards. No survey, analysis or review relating to the Company and any of its assets or operations has been performed or prepared at any time by or for the Company, or of which the Company has a copy, that discuss or relate to any existing or potential Environmental Liability.

              (d) The Company is not required or obligated to make any capital or other expenditure in excess of Ten Thousand Dollars ($10,000) to comply with any Environmental Law nor is there any reasonable basis on which any Governmental Authority would take any action that would require any such capital or other expenditure.

        2.19. Brokers' and Finders' Fees; Third Party Expenses. The Company has not incurred, nor will it incur, directly or indirectly, any Liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        2.20. Employee Matters and Benefit Plans.

              (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 2.20(a)(i) below (such definition shall only apply to this Section 2.20), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                  (i) "Affiliate" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

                  (ii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                  (iii) "Company Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, written or unwritten, including each "employee benefit plan," within the meaning of Section 3(3) of ERISA that is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which the Company or any Affiliate has or may have any Liability contingent or otherwise;

                  (iv) "Employee" shall mean any current, former, or retired employee, officer, or director of the Company or any Affiliate;

                  (v) "Employee Agreement" shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or similar agreement or contract between the Company or any Affiliate and any Employee or consultant;

                  (vi)   "IRS" shall mean the Internal Revenue Service;

                  (vii) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA; and

                  (viii) "Pension Plan" shall refer to each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

                  (ix) "Welfare Plan" shall refer to each Company Employee Plan which is a welfare plan as defined in ERISA Section 3(1).

              (b) Schedule. Schedule 2.20(b) contains an accurate and complete list of each Company Employee Plan and each Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such Company Employee Plan or Employee Agreement. The Company does not have any stated plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by Applicable Law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any Applicable Law or as required by this Agreement), or to enter into any additional Company Employee Plan or Employee Agreement.

              (c) Documents. The Company has made available to Acquiror (i) correct and complete copies of all documents embodying or relating to each Company Employee Plan (including a written description of each Company Employee Plan which is not otherwise set forth in writing) and each Employee Agreement (or standard forms thereof which do not differ in any material respect from the final versions of such Employment Agreements) including all amendments thereto and any written communications provided to Employees in connection therewith;
(ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination letters and rulings received by the Company relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Company Employee Plan; (vii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any Liability to the Company; and (viii) all registration statements and prospectuses prepared in connection with each Company Employee Plan.

              (d) Employee Plan Compliance. Except as set forth on Schedule 2.20(d), (i) the Company and its Affiliates have performed in all material respects all obligations required to be performed by it under each Company Employee Plan and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all Applicable Laws, including ERISA and the Code; (ii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan; (iii) there are no Proceedings pending, or, to the Knowledge of the Company or its Affiliates, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (iv) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without Liability to the Company, Acquiror or any of its Affiliates (other than amounts accrued to be paid to the plan in the Company Financials and ordinary administration expenses incurred in a termination event); (v) there are no inquiries or Proceedings pending or, to the Knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; (vi) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any

Company Employee Plan under Section 4975 through 4980 of the Code; and (vii) each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code is and has always been so qualified and has received a favorable determination letter with respect to such status from the IRS, and no act or omission has occurred since the date of the most recent favorable determination issued with respect to a Company Employee Plan which resulted or is likely to result in the revocation of the Company Employee Plan's qualified status.

              (e) Pension Plans. The Company and its Affiliates do not now, nor have they ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan that is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

              (f) Multiemployer Plans. At no time have the Company or its Affiliates contributed to or been requested to contribute to any Multiemployer Plan.

              (g) Post-Employment Obligations. Except as set forth in Schedule 2.20(g), no Company Employee Plan provides, or has any Liability to provide, life insurance, medical or other employee welfare benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, benefits the full cost of which are borne by Employees of the Company (or such Employees' beneficiaries or dependents), death or disability benefits under any of the Company Employee Plans, and life insurance benefits for any Employee who dies while in service with the Company. The Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

              (h) Welfare Plans With respect to any Welfare Plans maintained by the Company or its Affiliates, whether or not for the benefit of the Company's employees, the Company and its Affiliates have complied in all material respects with the provisions of Sections 4980B and 9801 of the Code.

              (i) Effect of Transaction.

                  (i) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                  (ii) No payment or benefit which will or may be made by the Company or Acquiror or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

              (j) Employment Matters. The Company (i) is in compliance in all material respects with all Applicable Laws respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by Applicable Law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages, commissions, bonuses or any other type of compensation or any taxes or any penalty for failure to comply with any of the foregoing; (iv) is not liable for any payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice) and (v) is not liable for nor has been threatened with any claim for discrimination or sexual harassment.
Schedule 2.20(j) sets forth a complete and correct list of all employees holding visas issued by the United States, listing each such employee by name and type of visa. Except as set forth on Schedule 2.20(j), all other employees of the Company are citizens of the United States. With respect to the two immediately preceding sentences, the Company shall not be deemed to be in breach of such representations and warranties for any matters arising after the date hereof so long as such matters are permitted by Section 4.1, and the Company provides Acquiror with written notice of all such matters at least three (3) Business Days prior to the Closing.

              (k) Labor Matters. No work stoppage or labor strike against the Company is pending or, to the Knowledge of the Company, threatened. Except as set forth in Schedule 2.20(k), the Company is not involved in or, to the Knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in Liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a Liability to the Company. Except as set forth in Schedule 2.20(k), the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

              (l) Employment at Will. Except as set forth in Schedule 2.20(l), the Company is not bound by any agreement, nor has it taken or omitted to take any action, that restricts its ability to terminate the employment of any of its employees at any time without payment or other Liability.

        2.21. Company Affiliates. Schedule 2.21 sets forth those persons who, in the Company's reasonable judgment, are "affiliates" of the Company as such term is used in Rule 145 promulgated under the Securities Act ("Rule 145") and such other persons who Acquiror has requested. Each person who is an "affiliate" of the Company has delivered an executed Affiliate Agreement in the form of Exhibit A-1 that, to the Company's knowledge (without any independent inquiry), is in full force and effect and is enforceable in accordance with its terms against each such person.

        2.22. Non-competition, Non-solicitation and Non-hire Agreements. Each Key Employee has executed and delivered to Acquiror a Non-competition, Non-solicitation and Non-hire Agreement in substantially the form of Exhibit D (the "Noncompete Agreements") with a term of two years and, to the Company's knowledge (without any independent inquiry), all of the Noncompete Agreements are in full force and effect and are enforceable in accordance with their terms against each Key Employee, except as such enforceability may be limited by principles of public policy and subject to laws relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief and other equitable remedies.

        2.23. Voting Agreement and Proxies. Each of the persons listed on
Schedule 2.23, all of whom are shareholders of the Company (the "Shareholders") has executed and delivered to Acquiror a Voting Agreement and Proxy in substantially the form of Exhibit E (the "Voting Agreement and Proxy"), and, to the Company's knowledge (without any independent inquiry), each Voting Agreement and Proxy is in full force and effect and is enforceable in accordance with its terms against each such Shareholder, except as such enforceability may be limited by principles of public policy and subject to laws relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief and other equitable remedies.

        2.24. Pooling of Interests. Neither the Company, nor to its knowledge, any of its officers, directors, affiliates or stockholders, has taken any action that the Company believes would render the Company ineligible to participate in a transaction accounted for as a pooling-of-interests.

        2.25. Representations Complete. To the Company's Knowledge, none of the representations or warranties made by the Company nor any statement made in any Schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the shareholders in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading; provided however, that the financial projections delivered by the Company represent only the Company's good faith estimate of what it reasonably believes to be true and are based on assumptions that appeared reasonable at the time such projections were made. The Company further believes that such assumptions are reasonable as of the date hereof. The Company does not make any other representation or warranty regarding such projections other than as set forth in this Section 2.25.


                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

        Acquiror represents and warrants to the Company as follows:

        3.1. Organization, Standing and Power. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquiror has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would result in a Material Adverse Change on Acquiror.

        3.2. Authority. Acquiror has all requisite corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror. This Agreement has been duly executed and delivered by Acquiror and, assuming due execution and delivery by the Company, constitutes the valid and binding obligation of Acquiror, enforceable in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to laws relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief and other equitable remedies. The execution and delivery of this Agreement by Acquiror does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Acquiror or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree or Applicable Law applicable to Acquiror or its properties or assets that could reasonably be expected to have a Material Adverse Change on Acquiror. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other Governmental Authority or any third party is required by or with respect to Acquiror in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) the filing with the Secretary of State of the State of Illinois of the Illinois Articles, (iii) the respective filings of the Company and Acquiror under the HSR Act, and (iv) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws.

        3.3. Capital Structure.

             (a) The authorized stock of Acquiror consists of seven hundred million (700,000,000) shares of Common Stock, of which Two Hundred Twenty-Seven Million Six Hundred Eighty-Eight Thousand Ninety-Seven (227,688,097) shares were issued and outstanding as of April 30, 1998, and Two Million (2,000,000) shares of Preferred Stock, none of which is issued or outstanding. All outstanding shares of Acquiror are duly authorized, validly issued, fully paid and nonassessable.

             (b) The shares of Acquiror Common Stock to be issued pursuant to the Merger will be, upon issuance in accordance with this Agreement, duly authorized, validly issued, fully paid and non-assessable.

        3.4. SEC Documents; Acquiror Financial Statements. Acquiror has furnished or made available to the Company true and complete copies of all reports, definitive proxy materials or registration statements filed by it with the U.S. Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "Exchange Act") for all periods ending on or subsequent to December 31, 1997, all in the form so filed (all of the foregoing being collectively referred to as the "SEC Documents"), which are all such documents (other than preliminary proxy materials) that Acquiror was required to file with the SEC since that date. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC. The financial statements of Acquiror, including the notes thereto, included in the SEC Documents (the "Acquiror Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto) and present fairly the consolidated financial position of Acquiror at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments, which are not expected to be material in amount). There has been no change in Acquiror accounting policies except as described in the notes to the Acquiror Financial Statements. Acquiror represents and warrants that it is eligible as of the date hereof to use Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), and will use commercially reasonable efforts to maintain such eligibility.

        3.5. No Material Adverse Change. Since the date of the balance sheet included in Acquiror's most recently filed report on Form 10-Q, Acquiror has conducted its business in the ordinary course and there has not occurred any amendment or change in the Certificate of Incorporation or Bylaws of Acquiror.

        3.6. Litigation. There is no Proceeding pending, or as to which Acquiror has received any notice of assertion against Acquiror, that in any manner challenges or seeks, or reasonably could be expected, to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or reasonably could be expected, to result in a Material Adverse Change in Acquiror.

        3.7. Pooling of Interests. Neither Acquiror, nor to its knowledge, any of its officers, directors, affiliates or stockholders, has taken any action that Acquiror believes would render Acquiror ineligible to participate in a transaction accounted for as a pooling-of-interests.


                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

        4.1. Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees (except as contemplated by this Agreement and except to the extent that Acquiror shall otherwise consent in writing, which consent will not be unreasonably withheld) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Acquiror of any Material Adverse Change or materially negative event related to the Company or its business. Except as expressly contemplated by this Agreement or disclosed in Schedule 4.1, the Company shall not, without the prior written consent of Acquiror (which consent shall not be unreasonably withheld):

             (a) Enter into any material commitment or transaction (other than pursuant to or as contemplated by this Agreement) not in the ordinary course of business consistent with past practice;

             (b) Convey, transfer or assign to any Person any rights to the Intellectual Property Rights, except in the ordinary course of business consistent with past practice;

             (c) Enter into or amend any agreements pursuant to which any Person is granted marketing, distribution or similar rights of any type or scope or any third party royalty rights with respect to any products of the Company, or enter into or amend any strategic alliance, license or sub-license agreement, joint marketing agreement or joint development agreement, except for agreements:
(i)which have an expiration date of June 30, 1999 or earlier (with no automatic or unilateral renewal option) or (ii) that are terminable for convenience by the Company upon sixty (60) days notice or less (which notice may be given anytime within sixty (60) days of the Closing Date), provided in either case that the Company shall have no further obligation under any of such contracts following their termination other than obligations to maintain confidential information.

             (d) Amend or otherwise modify, except in the ordinary course of business consistent with past practice, any of the Scheduled Contracts;

             (e) Violate the terms of any of the Scheduled Contracts in any material manner;

             (f) Commence any litigation or any binding dispute resolution process (other than in respect of any breach of or claim arising under this Agreement);

             (g) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock, except repurchases of unvested shares in connection with terminations of employment in the ordinary course of business consistent with past practice;

             (h) Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire (including but not limited to Company Options), or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, except
(i) the issuance of Company Common Stock upon the exercise of Company Options, and (ii) the grant of Company Options to new hires or existing employees in the ordinary course of business and in accordance with written guidelines approved by Acquiror;

             (i) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

             (j) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets (other than assets, immaterial in amount, in the ordinary course of business consistent with past practice) or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets in an amount in excess of Fifteen Thousand Dollars ($15,000) in the case of a single transaction or in excess of Fifty Thousand Dollars ($50,000) in the aggregate in any 90 day period;

             (k) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

             (l) Incur any indebtedness for borrowed money other than from Acquiror or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others;

             (m) Enter into or amend any employment agreements, oral or written, increase the compensation payable or to become payable by it to any of its officers, directors, or consultants over the amount payable as of April 30, 1998, or adopt or amend any employee benefit plan or arrangement (oral or written) (including any amendment to the Option Plan or the agreements thereunder), or increase the salaries or wage rates of its employees;

             (n) Terminate the employment of any executive officer or vice president (including any Key Employee) or grant any severance or termination pay to any director, officer or any other employee, except payments made pursuant to written agreements or other legally binding commitments disclosed to Acquiror in writing outstanding on the date hereof;

             (o) Revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business;

             (p) Pay, discharge or satisfy, in an amount in excess of $25,000 (in any one case) or $50,000 (in the aggregate), any Liability, other than the payment, discharge or satisfaction in the ordinary course of business of Liabilities (1) reflected or reserved against in the

Company Financials (or the notes thereto) or (2) that arose in the ordinary course of business consistent with past practice subsequent to April 30, 1998 and which are expenses are consistent with the provisions of this Agreement;

             (q) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any material claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

             (r) Amend or otherwise take any action that would permit or cause any Company Option to accelerate in contemplation of or as a consequence of the Merger or the other transactions contemplated by this Agreement;

             (s) Enter into or modify any new or existing agreements for the lease or purchase of real property; or

             (t) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (s) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

        4.2. No Solicitation. Until the earlier of the Effective Time or the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, the Company will not (nor will the Company permit any of the Company's officers, directors, employees, agents, representatives or Affiliates to) directly or indirectly, take any of the following actions with any party other than Acquiror and its designees: (a) solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any portion of its or their capital stock or assets, (b) provide information with respect to it to any Person, other than Acquiror, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any portion of its or their capital stock or assets, (c) enter into an agreement with any Person, other than Acquiror, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any portion of its or their capital stock or assets or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any portion of its or their capital stock or assets by any Person, other than by Acquiror. In addition to the foregoing, if the Company receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, the Company shall promptly notify Acquiror thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Acquiror may reasonably request.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

        5.1. Employee Matters.

             (a) Employees. The parties currently contemplate that substantially all employees of the Company as of the Closing Date will be offered employment with Acquiror on terms to be proposed by Acquiror, subject to execution of Acquiror's standard forms of offer letters and non-disclosure agreements. All such employees of the Company desirous of becoming employees of Acquiror will be subject to employment at the will of Acquiror. Employees who do not receive an offer of employment from Acquiror shall be eligible for the severance benefits agreed upon in writing by Acquiror and the Company; provided, however, that in order to be eligible for receipt of such severance benefits, each such employee must first execute a written release, in form and substance reasonably acceptable to Acquiror releasing Acquiror and the Company from all claims arising out of their employment with the Company or with Acquiror. Notwithstanding the foregoing, nothing contained herein shall be interpreted or construed to create a contract of employment between such employee and Acquiror.

             (b) Eligibility for Acquiror Employee Plans. Upon the Closing, each of the employees of the Company who becomes an employee of Acquiror upon the Effective Time of the Merger ("Continuing Employee") shall cease to participate in or accrue benefits under the Company Employee Plans (except to the extent contemplated by Section 1.4(b) under the Option Plan) and shall be eligible to participate in the Acquiror employee benefit plans generally applicable to employees of Acquiror, and such enhanced plans appropriate to such employee's position with Acquiror (the "Acquiror Employee Plans") in accordance with the terms of each such plan. For purposes of the Acquiror Employee Plans (with the exception of the Acquiror vision plan) the years of service of each Continuing Employee that were recognized by the Company as of the Effective Time of the Merger for a Company Employee Plan shall be recognized by Acquiror for purposes of each Acquiror Employee Plan that Acquiror reasonably determines to be a corresponding plan, in each case to the extent allowed under the provisions of each of the applicable Acquiror Employee Plans. Pursuant to the terms of Acquiror's 401(k) plan, any matching contributions by Acquiror under the 401(k) plan for any Continuing Employee shall be only with respect to such Continuing Employee's contributions after the Effective Time and not with respect to contributions made by the Continuing Employee to the Company's 401(k) plan prior to the Effective Time.

             (c) Eligibility for Acquiror Incentive Compensation Plans. Acquiror shall take all actions necessary to cause all Continuing Employees whose date of hire by the Company is on or before January 1, 1999 to become eligible to participate in Acquiror's Employee Incentive Bonus Plan (the "Incentive Plan") commencing on April 1, 1999 or July 1, 1999, whichever date shall first occur after the Closing, and to cause all Continuing Employees whose date of hire by the Company is after January 1, 1999 to become eligible to participate in Acquiror's incentive compensation plan commencing on July 1, 1999. This Section 5.1(c) shall not apply with respect to any Continuing Employee who participates in any variable compensation plan of Acquiror other than the Incentive Plan.

             (d) Company Employee Plans. At Acquiror's request, the Company shall take all necessary actions so that the Company Employee Plans are frozen or terminated immediately prior to the Closing Date.

        5.2. Access to Information. The Company shall afford to Acquiror and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of the Company's properties, books, contracts, agreements and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by Applicable Law) of it as Acquiror may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger. Acquiror shall provide the Company and the Shareholders copies of such publicly available information about Acquiror as the Company may reasonably request and shall provide the Company and the Shareholders with reasonable access to appropriate members of management in this regard. Between the date hereof and the Closing Date, the Company shall also provide Acquiror with updated Company financial statements within ten (10) Business Days of the end of each month.

        5.3. Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby ("Third Party Expenses"), shall be the obligation of the respective party incurring such fees and expenses; provided, however, that if the Merger is consummated, the Company shall use best efforts to cause its Third Party Expenses, and any Third Party Expenses incurred on behalf of any shareholders, not to exceed One Hundred Thousand Dollars ($100,000). Such Third Party Expenses (up to $100,000 in the aggregate), to the extent they are accrued or paid prior to the Effective Time and negatively impact the calculation of PBDAT, shall be credited to the PBDAT Amount.

        5.4. Public Disclosure. Unless otherwise required by Applicable Law (including securities laws) or, as to Acquiror, by the rules and regulations of the Nasdaq National Market, prior to the Effective Time, Acquiror and the Company shall consult with each other before making any disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement or the transactions contemplated hereby, and no public announcement or press release regarding the subject matter of this Agreement or the transactions contemplated thereby shall be made by any party hereto unless approved by Acquiror and the Company prior to release, provided that such approval shall not be unreasonably withheld. Acquiror and the Company shall cooperate in good faith to prepare and agree upon any press release or other public announcement that either of them may determine is necessary or in its best interests.

        5.5. Consents. The Company on the one hand, and Acquiror, on the other hand, shall cooperate with one another in determining whether any action by or in respect of, or filing with, or notice, to any Governmental Authority is required or reasonably appropriate, or any action, consent, approval or waiver from any party to any Contract is required or reasonably appropriate, in connection with the consummation of the transactions contemplated by this Agreement, and shall take all actions necessary or reasonably requested by the Company or Acquiror, as the case may be, in connection therewith. Without limiting the generality of the foregoing, the Company (including any "ultimate parent entity," as defined in the HSR Act), and Acquiror (including any "ultimate parent entity," as defined in the HSR Act) shall promptly prepare and make their respective filings and, unless this Agreement shall have been terminated in accordance with its terms, thereafter shall make all required or requested submissions, under the HSR Act or any analogous Applicable Law, if required. Subject to the terms and conditions of this Agreement, in taking such actions or making any such filings, the parties hereto shall furnish all information required in connection therewith and seek timely to obtain any such actions, consents, approvals or waivers; provided, however, that the parties hereto shall cooperate with each other in connection with the making of all such filings, including, to the extent the following is permitted under Applicable Law, by (a) providing copies of all such documents to the non-filing parties and their advisors prior to filing and, if requested, to accept reasonable additions, deletions or changes suggested in connection therewith and (b) providing to each other party copies of all correspondence from and to any Governmental Authority in connection with any such filing. Notwithstanding the foregoing, neither the Company nor Acquiror (nor any of their respective Affiliates) shall be under any obligation to comply with any request or requirement imposed by the Federal Trade Commission (the "FTC"), the Department of Justice (the "DofJ") or any other Governmental Authority in connection with the compliance with the HSR Act if such party, in the exercise of such entity's reasonable discretion, deems such request or requirement unduly burdensome. Without limiting the generality of the foregoing, neither the Company nor Acquiror (nor any of their respective Affiliates) shall be obligated to comply with any request by, or any requirement of, the FTC, the DofJ or any other Governmental Authority: (i) to publicly disclose information such party reasonably deems it in its best interests to keep confidential; (ii) to dispose of any assets or operations; or (iii) to comply with any restriction on the manner in which it conducts its operations.

        5.6. Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under Applicable Laws to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement and the satisfaction of the conditions herein; provided that Acquiror shall not be required to agree to any divestiture by Acquiror or the Company or any of Acquiror's Affiliates of shares of capital stock or of any business, assets or property of Acquiror or its Affiliates or the Company or its Affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

        5.7. Notification of Certain Matters. The Company shall give prompt notice to Acquiror, and Acquiror shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company and Acquiror, respectively, contained in this

Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time except as contemplated by this Agreement (including the Disclosure Schedules) and (ii) any failure of the Company or Acquiror, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not limit or otherwise affect any remedies available to the party receiving such notice.

        5.8. Pooling Accounting and Tax Treatment. Acquiror and the Company shall each use their best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of Acquiror and the Company shall use its reasonable efforts to cause its respective employees, directors, shareholders and Affiliates not to take any action that would adversely affect the ability of Acquiror to account for the business combination to be effected by the Merger as a pooling of interests. Neither Acquiror nor the Company shall take any action, including the acceleration of vesting of any options, warrants, restricted stock or other rights to acquire shares of the capital stock of the Company, which reasonably would be expected to (i) interfere with Acquiror's ability to account for the Merger as a pooling of interests or (ii) jeopardize the nature of the Merger as a reorganization within the meaning of Section 368 of the Code.

        5.9. Affiliate Agreements. Schedule 2.21 sets forth those persons who, in the Company's reasonable judgment, are "affiliates" of the Company within the meaning of Rule 145 (each such person an "Affiliate") promulgated under the Securities Act ("Rule 145"). The Company has delivered or shall cause to be delivered to Acquiror, concurrently with the execution of this Agreement, from each of its Affiliates (including without limitation, each of the Shareholders), an executed Affiliate Agreement in the form attached hereto as Exhibit A-1.

              (a) The Company shall provide to Acquiror such information and documents as Acquiror shall reasonably request for purposes of reviewing
Schedule 2.21. Acquiror shall be entitled to place appropriate legends on the certificates evidencing any Acquiror Common Stock to be received by Affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Acquiror Common Stock, consistent with the terms of the Affiliate Agreements.

              (b) Acquiror shall provide to the Company such information and documents as the Company shall reasonably request for purposes of reviewing
Schedule 6.2(e).

        5.10. Additional Documents and Further Assurances. Each party hereto, at the request of any other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or reasonably requested for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

        5.11. Nasdaq Listing. Acquiror shall authorize for listing on the Nasdaq Stock Market the shares of Acquiror Common Stock to be issued, and those required to be reserved for issuance (including those shares issuable under assumed Company Options), in connection with the Merger, upon official notice of issuance.

        5.12. Blue Sky Laws. Acquiror shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Acquiror Common Stock pursuant hereto. The Company shall use its best efforts to assist Acquiror as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Acquiror Common Stock pursuant hereto.

        5.13. Indemnification. Upon the consummation of the Merger, Acquiror shall indemnify the officers and directors of the Company on the date hereof on the same terms as provided in the Articles of Incorporation and Bylaws of the Company as they are currently in effect for action or inaction by any such person prior to the Merger.

        5.14. Company Shareholder Approval. As promptly as practicable after the execution of this Agreement, the Company shall submit this Agreement and the transactions contemplated hereby to its shareholders for approval and adoption in accordance with the provisions of Illinois Law and its Articles of Incorporation and Bylaws. The Company shall use reasonable commercial efforts to solicit and obtain the unanimous consent of its shareholders to this Agreement and the transactions contemplated hereby. The materials submitted to the Company's shareholders shall be subject to review and reasonable approval by Acquiror and include information regarding the Company, the terms of the Acquisition and this Agreement and the unanimous recommendation of the Board of Directors of the Company in favor of the Acquisition and this Agreement; provided, however, that such recommendation need not be included, or may be withdrawn, to the extent that the Board of Directors of the Company deems it necessary to do so in the exercise of its fiduciary obligations to its shareholders after being so advised by counsel.

        5.15. Registration Rights.

              (a) Acquiror shall use all reasonable commercial efforts to cause to be registered under the Securities Act so as to permit the resale thereof, and in connection therewith shall use all reasonable commercial efforts to prepare and file with the SEC within sixty (60) days following the Closing and shall use all reasonable commercial efforts to cause to become effective as soon as practicable thereafter, a registration statement on Form S-3 or on such other form as is then available under the Securities Act covering the shares of Acquiror Common Stock issued pursuant to this Agreement (the "Registrable Securities"); provided, however, that each holder of Registrable Securities ("Holder") shall provide all such information and materials to Acquiror and take all such action as may be required in order to permit Acquiror to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement. Such provision of information and materials is a condition precedent to the obligations of Acquiror pursuant to this Section. Acquiror shall not be required to effect more than one (1) registration under this Section. The offering made pursuant to such registration shall not be underwritten.

              (b) Notwithstanding Section 5.15(a), Acquiror shall be entitled to postpone the declaration of effectiveness of the registration statement prepared and filed pursuant to Section 5.15(a) for a reasonable period of time, but not in excess of forty-five (45) calendar days after the applicable deadline, if the Board of Directors of Acquiror, acting in good faith, determines that there exists material nonpublic information about Acquiror which the Board does not wish to disclose in a registration statement which information would otherwise be required by the Securities Act to be disclosed in the registration statement to be filed pursuant to Section 5.15(a) above.

              (c) Subject to the limitations of Section 5.15(a) above, Acquiror shall (i) prepare and file with the SEC the registration statement in accordance with Section 5.15(a) hereof with respect to the shares of Registrable Securities and shall use all reasonable commercial efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep such registration statement effective until one (1) year after the Closing Date (provided that Acquiror's obligation to keep the registration statement effective shall be extended by such period of time, if any, that Acquiror elects to delay declaration of effectiveness under Section 5.15(b) or suspend the use of a prospectus under Section 5.15(d)); (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement until one (1) year after the Closing Date (provided that such period shall be extended by the period of time, if any, that Acquiror elects to delay declaration of effectiveness under Section 5.15(b) or suspend the use of a prospectus under
Section 5.15(d)); (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while Acquiror shall be required under the provisions hereof to cause the registration statement to remain effective; and (iv) use its commercially reasonable efforts to register or qualify the shares of the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that Acquiror shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified).

              (d) Acquiror shall notify each Holder, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus or for additional information relating to the registration statement, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt by Acquiror of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (v) of the happening of any event which makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or prospectus so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Acquiror may, upon the happening of any event of the kind described in clauses (ii), (iii), (iv), or (v) hereof or, that, in the judgment of Acquiror's Board of Directors, renders it advisable to suspend use of the prospectus for no more than forty-five (45) days in the aggregate in any twelve (12) month period of time due to pending corporate developments, public filings with the SEC or similar events, suspend use of the prospectus on written notice to each Holder, in which case each Holder shall discontinue disposition of Registrable Securities covered by the registration statement or prospectus until copies of a supplemented or amended prospectus are distributed to the Holders or until the Holders are advised in writing by the Company that the use of the applicable prospectus may be resumed. Acquiror shall use its reasonable efforts to ensure that the use of the prospectus may be resumed as soon as practicable. Acquiror shall use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, at the earliest practicable moment. Acquiror shall, upon the occurrence of any event contemplated by clause (v) above, prepare a supplement or post-effective amendment to the registration statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (e) Prior to the filing of a registration statement, Acquiror and any Holder wishing to sell Registrable Securities pursuant to the registration statement shall enter into an agreement containing customary indemnification provisions with respect to misstatements or omissions of material fact contained in the registration statement.

              (f) Acquiror shall pay all of the out-of-pocket expenses incurred, other than underwriting discounts and commissions, in connection with any registration of Registrable Securities pursuant to this Section 5.15, including, without limitation, all SEC, NASD and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of Acquiror's outside counsel and independent accountants.

              (g) Upon the filing of the registration statement, the shares of Acquiror Common Stock issuable to shareholders of the Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Acquisition shall have been authorized for listing on the Nasdaq Stock Market upon official notice of issuance.

        5.16. Confidentiality. Each party hereto shall maintain the confidential nature of, and shall not use in any way detrimental to any other party, including directly or indirectly in the conduct of such party's business, all confidential financial, technical, marketing, research, commercial or other information concerning the other parties hereto. In the event of the termination of this Agreement for any reason, upon written request of any party, each party receiving such request agrees to return to the requesting party any and all materials containing any such confidential information relating to such requesting party. The restrictions contained herein and in any Schedules and Exhibits hereto shall not apply to any information that
(a) is or becomes generally available to the public other than as a result of a disclosure in violation of the provisions hereof, (b) is or becomes available to such party that has received such request on a non-confidential basis from a source other than the requesting party, (c) is independently derived by the party to whom such information was disclosed, or (d) is derived from information that is not confidential and does not contain any confidential information. In the event that any party hereto receives a request to disclose all or any part of any confidential information under the terms of a subpoena, order, civil investigative demand or similar process issued by a court of competent jurisdiction or by another Governmental Authority, such party agrees to: (i) immediately notify the party to whom such confidential information relates of the existence, terms and circumstances surrounding such request, (ii) consult with such party to whom the information relates on the advisability of taking legally available steps to resist or narrow such request and (iii) if disclosure of such information is required, furnish only that portion of the confidential information that, in the opinion of counsel to the party who has received the request, such party is legally compelled to disclose and advise the party to whom such confidential information relates as far in advance of such disclosure as possible so that such party to whom the confidential information relates may seek an appropriate protective order or other reliable assurance that confidential treatment will be accorded such confidential information. In any event, the party who receives the request shall not oppose actions by the party to whom the confidential information relates to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such confidential information.

        5.17. Registration Statement on Form S-8. Acquiror shall file a registration statement on Form S-8 for the shares of Acquiror Common Stock issuable with respect to assumed Company Options promptly after the Effective Time, if such shares are not otherwise covered by an effective registration statement on Form S-8.

        5.18. Effectiveness of Certain Agreements. Each of the Development Environment Loan Agreement between Acquiror and the Company attached hereto as Exhibit F, the Marketing and Distribution Agreement between Acquiror and the Company attached hereto as Exhibit G, the Software License Agreement between Acquiror and the Company attached hereto as Exhibit H, and the Working Capital Line of Credit between Acquiror and the Company attached hereto as Exhibit I, shall remain in full force and effect from and after the date hereof (subject to termination in accordance with each such agreement's respective terms), and neither the Company nor Acquiror shall have materially breached or failed to perform its obligations thereunder. The Company and the Acquiror hereby acknowledge and agree that any such material breach or non-performance by a party shall constitute a material breach of this covenant and this Agreement by such party.

        5.19. Additional Actions.

              (a) With respect to any periods for which the Sales Tax statute of limitations has not expired, the Company shall contact all licensed customers through the Closing Date to determine whether such customers have paid all state sales or use tax ("State Taxes") due to such state sales tax authorities for the customer's acquisition of Company software licenses or for services performed by Company for the customer. If such State Taxes have been paid, Company shall obtain written evidence of payment, waiver or exemption by the state tax authority. In the event such written evidence is unavailable, or such customers indicate that they have not paid all State Taxes due, the Company shall accrue a reasonable estimate of such unpaid State Taxes and all interest and penalties in respect thereof, and such accrued amount shall be included in the calculation of PBDAT.

              (b) The Company shall fully reserve the amount of any and all accounts receivable outstanding more than ninety (90) days as of the Closing Date, and such reserved amount shall be included in the calculation of PBDAT.


                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

        6.1. Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

             (a) Closing Date. The Closing Date may not take place earlier than December 31, 1998, unless Acquiror shall specifically approve an earlier date in writing. The Closing Date may not take place later than May 28, 1999.

             (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

             (c) Shareholder Approval. This Agreement and the Merger shall have been approved by the shareholders of the Company by the requisite votes under Illinois Law.

             (e) HSR Filings. The applicable waiting period for the HSR Act shall have expired or been terminated or clearance from the applicable federal Governmental Authority shall have been received.

             (f) Other Government Approvals. All government and third party approvals for the acquisition shall have been received.

             (g) Merger Filings. The Certificate of Merger shall have been accepted for filing by the Secretary of State of the State of Delaware and the Illinois Articles shall have been accepted for filing by the Secretary of State of the State of Illinois. The Merger shall be effective under the laws of the States of Illinois and Delaware.

             (h) Tax Opinion. Each party shall have received from their respective legal counsel an opinion that the Merger qualifies as a "reorganization" within the meaning of Section 368 of the Code.

        6.2. Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

             (a) Representations and Warranties. The representations and warranties of Acquiror contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct in all material respects as of such date), as of the Closing Date with the same force and effect as if made on and as of the Closing Date; and the Company shall have received a certificate to such effect signed on behalf of Acquiror by a duly authorized officer of Acquiror.

             (b) Agreements and Covenants. Acquiror shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of Acquiror by a duly authorized officer of Acquiror.

             (c) Legal Opinion. The Company shall have received a legal opinion from Gibson Dunn & Crutcher LLP, counsel to Acquiror, in substantially the form attached hereto as Exhibit B.

             (d) Intentionally omitted.

             (e) Affiliates. Schedule 6.2(e) sets forth those persons who, in Acquiror's reasonable judgment, are "affiliates" of Acquiror within the meaning of Rule 145 and such other persons who the Company has requested. Each person who is an "affiliate" of Acquiror will have delivered an executed Affiliate Agreement in the form of Exhibit A-2 which will be in full force and effect and enforceable in accordance with its terms against each such person, except as such enforceability may be limited by principles of public policy and subject to laws relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief and other equitable remedies.

               (f) Additional Actions. Acquiror shall take such additional actions, including the execution of such additional documents, as shall be reasonably requested by the Company in connection with the consummation of the transactions contemplated by this Agreement.

             (g) Nasdaq Listing. The shares of Acquiror Common Stock issuable to the Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.

        6.3. Additional Conditions to the Obligations of Acquiror. The obligations of Acquiror to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Acquiror:

             (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement (as modified by the Disclosure Schedules) shall be true and correct in all material respects as of the date hereof and, except for changes contemplated by this Agreement (including the Disclosure Schedules) and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct in all material respects as of such date), with the same force and effect as if made on and as of the Closing Date, and Acquiror shall have received a certificate to such effect signed on behalf of the Company by a duly authorized officer of the Company; provided, however, that any failure of the Company's representations and warranties to be true and correct in all material respects proximately caused by an action or omission by the Company which was requested, required or otherwise necessitated in writing by Acquiror shall not constitute failure of a condition to Acquiror's obligation to consummate the Merger or any of the other transactions contemplated by this Agreement. Notwithstanding the foregoing, in the case of any failure to the foregoing condition to be satisfied as a result of facts and circumstances arising after the date hereof of which the Company has no knowledge on the date hereof, the foregoing condition shall be deemed to be satisfied unless the failure of any representation or warranty, or group of representations or warranties, to be correct would, in Acquiror's good faith judgment, materially have affected Acquiror's decision to enter into this Agreement on the date hereof if Acquiror had been aware of such facts and circumstances; provided, however, that nothing set forth in this sentence shall affect Acquiror's ability to seek indemnification under Article VII as a result of the failure of any such representation or warranty, or group of representations or warranties, to remain true and correct after the date hereof.

             (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Acquiror shall have received a certificate to such effect signed on behalf of the Company by a duly authorized officer of the Company; provided, however, that any failure by the Company to perform or comply in all material respects with any of such agreements or covenants proximately caused by an action or omission by the Company which was requested, required or otherwise necessitated in writing by Acquiror shall not constitute failure of a condition to Acquiror's obligation to consummate the Merger or any of the other transactions contemplated by this Agreement.

             (c) Third Party Consents. Acquiror shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in Schedule 6.3(c).

             (d) Legal Opinion. Acquiror shall have received legal opinions from counsel to the Company (which counsel shall be reasonably acceptable to Acquiror) covering the items contained in the form opinion attached hereto as Exhibit C.

             (e) Noncompete Agreements. Each Key Employee shall have executed and delivered to Acquiror a Noncompete Agreement in substantially the form of Exhibit D and all of the Noncompete Agreements shall be in full force and effect.

             (f) Secretary's Certificate. The Company shall have delivered to Acquiror a duly executed Certificate of the Secretary of the Company certifying and attaching (i) the Articles of Incorporation of the Company as in effect as of the Closing Date, (ii) the Bylaws of the Company as in effect as of the Closing Date, and (iii) the resolutions of the Board of Directors and shareholders of the Company approving the transactions contemplated hereby.

             (g) Company Shareholder Approval. This Agreement and the Acquisition shall have been approved and adopted by a ninety percent (90%) vote of the shareholders of the Company.

             (h) Dissenters' Rights. Holders of more than five percent (5%) of the Company Common Stock shall not have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under Applicable Law with respect to their shares by virtue of the Merger.

             (i) Tax Certifications. Acquiror shall have received from the Company (A) a certification of non-foreign status described in Treasury Regulation Section 1.1445-2(b)(2)(i) and (B) a certification pursuant to Treasury Regulation Section 1.1445-2(c)(3)(i) that the Company Common Stock is not a U.S. real property interest, in each case in form and substance reasonably satisfactory to Acquiror.

             (j) Additional Actions. The Company shall take such additional actions, including the execution of such additional documents, as shall be reasonably requested by Acquiror in connection with the consummation of the transactions contemplated by this Agreement.


                                   ARTICLE VII

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

        7.1. Indemnification/Survival of Representations and Warranties.

             (a) (1) From and after the Effective Time, Acquiror and each of its Affiliates, officers, employees, directors and representatives (collectively, the "Acquiror Indemnitees") shall be indemnified and held harmless by the shareholders of the Company, in accordance with this Article VII, in respect of any and all Damages reasonably and proximately incurred by any Acquiror Indemnitee as a result of any misrepresentation and/or breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, as modified by the Disclosure Schedules. From and after the Effective Time, the shareholders shall have no rights of contribution or otherwise from the Company (or Acquiror as the successor to the Company) with respect to any indemnification obligations such shareholders may have.

             (b) From and after the Effective Time, the Company's shareholders and each of their Affiliates, officers, employees, directors and representatives (collectively, the "Company Indemnitees") shall be indemnified and held harmless by Acquiror in respect of any and all Damages reasonably and proximately incurred by any Company Indemnitee as a result of any misrepresentation and/or breach of any representation, warranty, covenant or agreement made by Acquiror in this Agreement.

             (c) All of the covenants, representations and warranties in this Agreement shall survive the Merger and continue until 5:00 p.m., Illinois time, on the earlier of the date that is: (i) one year following the Closing Date (the "Expiration Date"), or for matters specifically resolved by the audit, the date of completion of the audit of the combined financial statements for Acquiror and the Company for December 31, 1998 and the fiscal year then ended.

             (d) The amount of any indemnification payment required to be made pursuant to Section 7.1(a) of this Agreement with respect to a particular claim for indemnification shall be reduced by: (i) the after-tax amount of insurance proceeds or recoveries from third parties actually received as a result of the events giving rise to such claim; provided that if such proceeds or recoveries will be (or are) received after the date on which such indemnification payment is due, such indemnification payment shall be paid when due from the Escrow Fund and, when such proceeds are received, the Acquiror Indemnitees shall pay to the Securityholder Agent the amount of such proceeds promptly following receipt, and
(ii) the amount of any tax savings actually realized by the Acquiror Indemnitees prior to the receipt of such indemnification payment, either in the form of a refund of taxes previously paid or a reduction in tax that otherwise would have become payable prior to such time (in each case net of the present value of any tax cost of the indemnification payment and any costs (including but not limited to professional fees) incurred in obtaining such savings). For purposes of this clause (ii), tax savings shall only be taken into account to the extent they are not otherwise required to be paid to the Company Indemnitees and would not have arisen but for the event giving rise to the indemnification obligation.

        7.2. Escrow Arrangements.

             (a) Escrow Fund. At the Effective Time, the Shareholders will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued after the Effective Time with respect to the shares constituting the Escrow Amount upon any stock split, stock dividend or recapitalization effected by Acquiror after the Effective Time) without any act of any such Shareholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any Shareholder, will be deposited by Acquiror with State Street Bank and Trust Company of California, N.A. (or other institution acceptable to Acquiror and the Securityholder Agent (as defined in Section 7.3 below)) as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein. The establishment and maintenance of the Escrow Fund shall be at Acquiror's sole cost and expense. The Escrow Fund shall be available to compensate Acquiror Indemnitees for any Damages incurred by any Acquiror Indemnitee for which such indemnitee is entitled to indemnification under Section 7.1. Nothing herein shall limit the Liability of the Company for any breach of any representation, warranty or covenant if the Merger does not close. The Acquiror Indemnitees may not receive any shares from the Escrow Fund unless and until Officer's Certificates (as defined in paragraph
(d) below) identifying Damages, the aggregate amount of which exceed One Hundred Thousand Dollars ($100,000) (the "Basket"), have been delivered to the Escrow Agent as provided in paragraph (e). If the aggregate amount of Damages for which indemnification is sought by the Acquiror Indemnitees exceeds the Basket, such Acquiror Indemnitees may recover from the Escrow Fund all of their Damages, including the amount of the Basket.

             (b) Escrow Period; Distribution upon Termination of Escrow Periods. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., Illinois time, on the Expiration Date (the "Escrow Period"); provided that the Escrow Period shall not terminate with respect to such amount (or any portion thereof) remaining in the Escrow Fund that is necessary in the reasonable judgment of Acquiror, subject to subsequent arbitration of the matter in the manner provided in Section 7.2(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved and written notice of such resolution specified in an Officer's Certificate is received by the Escrow Agent, the Escrow Agent shall deliver to the Shareholders the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of Escrow Amounts to the Shareholders pursuant to this Section 7.2(b) shall be made in proportion to their respective original deposits to the Escrow Fund.

             (c) Protection of Escrow Fund.

                 (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat the Escrow Fund as a trust fund in accordance with the terms of this Agreement and not as the property of Acquiror and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                 (ii) Any shares of Acquiror Common Stock or other equity securities issued or distributed by Acquiror (including shares issued upon a stock split) ("New Shares") in respect of Acquiror Common Stock in the Escrow Fund that have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Acquiror Common Stock that have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Acquiror Common Stock shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

                 (iii) Each shareholder shall have voting rights with respect to the shares of Acquiror Common Stock deposited to the Escrow Fund by or on behalf of such shareholder (and on any voting securities added to the Escrow Fund in respect of such shares of Acquiror Common Stock) unless paid pursuant to an indemnification claim.

             (d) Claims Upon Escrow Fund.

                 (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Acquiror (an "Officer's Certificate"): (A) stating that Acquiror has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Damages, and (B) specifying in reasonable detail the individual items of Damages included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated Liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(e) hereof, deliver to Acquiror out of the Escrow Fund, as promptly as practicable, shares of Acquiror Common Stock held in the Escrow Fund having a value, determined in accordance with Section 7.2(d)(ii), equal to the amount of such Damages.

                 (ii) For the purposes of determining the number of shares of Acquiror Common Stock to be delivered to Acquiror out of the Escrow Fund pursuant to Section 7.2(d)(i) hereof, the shares of Acquiror Common Stock shall be valued at the Average Stock Price. Acquiror shall certify such value in an Officer's Certificate and shall deliver such Officer's Certificate to the Escrow Agent and the Securityholder Agent.

             (e) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent as described in Section 7.2(d)(i), a duplicate copy of such Officer's Certificate shall be delivered to the Securityholder Agent (as defined in Section 7.3), and for a period of thirty (30) days after such delivery the Escrow Agent shall make no delivery to Acquiror of any Escrow Amounts pursuant to Section 7.2(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Acquiror Common Stock from the Escrow Fund in accordance with Section 7.2(d) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period. The Securityholder Agent shall concurrently deliver a copy of such written statement to Acquiror.

             (f) Resolution of Conflicts; Arbitration.

                 (i) In case the Securityholder Agent shall properly object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Acquiror shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Acquiror should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Acquiror Common Stock from the Escrow Fund in accordance with the terms thereof.

                 (ii) If no such agreement can be reached after good faith negotiation, either Acquiror or the Securityholder Agent may, by written notice to the other (the "Demand"), demand arbitration of the matter unless the amount of the Damages is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Acquiror and the Securityholder Agent shall each select one arbitrator within fifteen (15) Business Days following the Demand, and the two arbitrators so selected shall select a third arbitrator within fifteen (15) Business Days thereafter, each of which arbitrators shall be independent. In the event that either Acquiror or the Securityholder Agent fails to appoint an arbitrator within the period prescribed, or such appointed arbitrators fail to appoint the third arbitrator within the period prescribed, any such arbitrators that have not been so appointed shall be appointed by the American Arbitration Association following written request of either Acquiror or the Securityholder Agent. The arbitrators shall set a limited time period (not to exceed 90 days) and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the same extent as a competent court of law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                 (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Contra Costa County, California under the rules then in effect of the Judicial Arbitration and Mediation Services, Inc. For purposes of this Section 7.2(f), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Acquiror shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Acquiror less than the sum of one-half (1/2) of the disputed amount; otherwise, the Shareholders, as represented by the Securityholder Agent, shall be deemed to be the "Non-Prevailing Party." The "Non-Prevailing Party" to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration, and the expenses, including reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

             (g) Escrow Agent's Duties.

                 (i) Acquiror and the Company acknowledge and agree that the Escrow Agent (i) shall be obligated only for performance of such duties as are specifically set forth in this Agreement; (ii) shall not be obligated to take any legal or other action hereunder that might in its judgment involve any expense or Liability unless it shall have been furnished with acceptable indemnification; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof, and (iv) may consult counsel satisfactory to it, including house counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

                 (ii) Neither the Escrow Agent nor any of its directors, officers or employees shall be liable to anyone for any action taken or omitted to be taken by it or any of its directors, officers or employees hereunder except in the case of gross negligence or willful misconduct. Acquiror and the Shareholders, jointly and severally, covenant and agree to indemnify the Escrow Agent and hold it harmless without limitation from and against any loss, Liability or expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to legal fees and other costs and expenses of defending or preparing to defend against any claim or Liability in the premises, unless such loss, Liability or expense shall be caused by the Escrow Agent's willful misconduct or gross negligence. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

                 (iii) Acquiror and the Shareholders, jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable Tax law with respect to the payment of the Escrow Fund under this Agreement, and to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent on any such payment or other activities under this Agreement. Acquiror and the Shareholders undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement. Acquiror and the Shareholders, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from any Liability on account of Taxes, assessments or other governmental charges, including the withholding or deduction or the failure to withhold or deduct same, and any Liability for failure to obtain proper certifications or to properly report to Governmental Authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees), interest and penalties. Notwithstanding the foregoing, no distributions will be made unless the Escrow Agent is supplied with an original, signed W-9 form or its equivalent prior to distribution.

                 (iv) The Escrow Agent shall have no more or less responsibility or Liability on account of any action or omission of any book-entry depository or subescrow agent employed by the Escrow Agent than any such book-entry depository or subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository or subescrow agent was caused by the Escrow Agent's own willful misconduct, gross negligence or bad faith.

                 (v) Acquiror agrees to pay or reimburse the Escrow Agent for any legal fees incurred in connection with the preparation of this Agreement and to pay the Escrow Agent's reasonable compensation for its normal services hereunder in accordance with Escrow Agent's standard charges, which may be subject to change on an annual basis. The Escrow Agent shall be entitled to reimbursement on demand for all expenses reasonably incurred in connection with the administration of the escrow created hereby which are in excess of its compensation for normal services hereunder, including payment of any legal fees incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder.

                 (vi) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving thirty (30) days' prior written notice of resignation to Acquiror and the Securityholder Agent. Prior to the effective date of the resignation as specified in such notice, Acquiror will issue to the Escrow Agent a written instruction authorizing redelivery of the Escrow Fund to a bank or trust company that it selects subject to the reasonable consent of the Securityholder Agent. Such bank or trust company shall have capital, surplus and undivided profits in excess of $50,000,000. If, however, Acquiror shall fail to name such a successor agent within forty-five (45) days after the notice of resignation from the Escrow Agent, the Securityholder Agent shall be entitled to name such successor Escrow Agent. If no successor Escrow Agent is named by Acquiror or the Securityholder Agent, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor Escrow Agent. The provisions of paragraphs 7.2(j)(i) and (ii) shall survive the termination of this Agreement.

        7.3. Securityholder Agent.

             (a) Securityholder Agent of the Shareholders; Power of Attorney.

                 (i) Gerald Peters shall serve as the initial agent and attorney-in-fact (the "Securityholder Agent") for the Shareholders to give and receive notices and communications, to authorize delivery to Acquiror of shares of Acquiror Common Stock from the Escrow Fund in satisfaction of claims by Acquiror, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed from time to time by Shareholders holding beneficial interests in the majority of the shares comprising the Escrow Fund upon not less than thirty (30) days prior written notice to Acquiror and the Escrow Agent. Any vacancy in the position of Securityholder Agent may be filled by approval of Shareholders holding beneficial interests in the majority of the shares comprising the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the Shareholders.

                 (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith. The Shareholders on whose behalf the Escrow Amount was deposited to the Escrow Fund shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, Liability or expense incurred without bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

             (b) Actions of the Securityholder Agent. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision, act, consent or instruction on behalf of all the Shareholders and shall be final, binding and conclusive upon each Shareholder, and the Escrow Agent and Acquiror may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of every such Shareholder. The Escrow Agent and Acquiror are hereby relieved from any Liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

             (c) Third-Party Claims. If Acquiror becomes aware of a third-party claim that Acquiror believes, in good faith, may result in a demand by it against the Escrow Fund, Acquiror shall notify the Securityholder Agent of such claim, and the Securityholder Agent, as representative for the Shareholders, shall be entitled to participate in any defense of such claim. The reasonable costs of the defense of any third party action or claim incurred by Acquiror and the Securityholder Agent shall be paid from the Escrow Fund. Notwithstanding the immediately preceding sentence, Acquiror shall conduct such defense but shall not settle any such claim without the consent of the Securityholder Agent, such consent not to be unreasonably withheld; provided, however, that, if the consent of the Securityholder Agent is so obtained, such settlement of that portion of any such claim shall alone be determinative of the amount of the claim against the Escrow Fund, and neither the Securityholder Agent nor any person who has a beneficial interest in the Escrow Fund shall have any power or authority to object under any provision of this Article VII to the amount of any demand by Acquiror against the Escrow Fund with respect to such settlement.

        7.4. Acquiror Exclusive Remedy. The Escrow Fund shall be the sole and exclusive remedy of the Acquiror Indemnitees from and after the Effective Time for claims of breach of any representation, warranty or covenant in this Agreement, other than claims arising out of actual fraud or intentional misrepresentation.

        7.5. Company Exclusive Remedy. This Article VII sets forth the sole and exclusive remedy of the Company Indemnitees from and after the Effective Time for claims of breach of any representation, warranty or covenant in this Agreement, other than claims arising out of actual fraud or intentional misrepresentation. Such remedy shall in no case be greater than ten percent (10%) of the Merger Price.


                                  ARTICLE VIII
                     PORT OF TRANSCEND AND ACQUISITION PRICE

        8.1. Initiation of Port. Immediately upon the execution of this Agreement, the Company shall initiate a port of Transcend to PeopleTools (the "Port"). This porting effort would continue throughout the period between the date hereof and the Closing Date (as more completely described in Exhibit J). It is the intent of the parties to this Agreement that all deliverables specified in Exhibit J be completed and submitted to Acquiror for approval no later than March 31, 1999. If the Company fails to complete and submit for approval all deliverables by March 31, 1999, it shall be obligated to submit all work completed to that date to Acquiror along with a description of the remaining work required to complete the deliverables. Provided the Company represents the remaining work can be properly and timely completed, the Company will have a single thirty-one (31) day extension ("Cure Period") in which to complete and submit all deliverables. The Cure Period shall finally expire at 5 p.m. California time on May 1, 1999, and the parties agree that no additional extension of this deadline shall be warranted under any circumstances, unless Acquiror, in its sole discretion, so agrees in writing. Nothing in this Agreement shall be construed as granting to Acquiror any legal or beneficial right, title or interest in or to the Port or any materials submitted to Acquiror in connection therewith as required pursuant to this Section 8.1 prior to the Effective Time. The Port and such materials shall remain the sole property of the Company at all times until acquired by Acquiror by virtue of the Merger except for PeopleTools.

        8.2. Timing of Closing. Assuming all other conditions set forth in this Agreement have been satisfied, the Company may, in its sole discretion, require e the Merger to close by delivering to Acquiror an irrevocable notice ("Closing Notice") which notice shall: (i) indicate to Acquiror that the Company is unable to deliver the Port by May 1, 1999; and (ii) specify a date for the Closing of the Merger (the "Company Closing Date"); provided, that the Company Closing Date shall be a Business Day falling after December 31, 1998 and prior to May 1, 1999; and provided, further, that the Company Closing Date shall be a date at least ten (10) Business Days from the date the Closing Notice is delivered to Acquiror. If the Company elects to deliver a Closing Notice pursuant to this
Section 8.2, Acquiror shall be required to close the Merger and the other transactions contemplated hereby on the Company Closing Date, in the manner specified in Section 1.2 and subject to the satisfaction of the conditions set forth in Article VI. In such event, the Company shall not be entitled to the increase in the Gross Base Merger Price specified in the first sentence of
Section 8.3. Notwithstanding anything in this Section 8.2 to the contrary, the Company shall not be required to deliver a Closing Notice and may instead elect to deliver the Port in accordance with Section 8.1

        8.3. Gross Base Merger Price. If the Company completes the Port and submits the Port to Acquiror for approval on or prior to May 1, 1999 and it is accepted by Acquiror in accordance with the specifications set forth in Exhibit J in the exercise of its reasonable judgment, the Gross Base Merger Price would be twenty-five million dollars ($25,000,000). Otherwise, the Gross Base Merger Price would be fifteen million dollars ($15,000,000).


                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

        9.1. Termination. Except as provided in Section 9.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

             (a) by mutual written consent of the Company and Acquiror;

             (b) by Acquiror or the Company if: (i) the Closing has not occurred by May 28, 1999 (provided that the right to terminate this Agreement under this clause 9.1(b)(i) shall not be available to any party whose failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Closing to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Authority that would make consummation of the Merger illegal;

             (c) by Acquiror if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Authority that would: (i) prohibit Acquiror's or the Company's ownership or operation of any material portion of the business of the Company or (ii) compel Acquiror or the Company to dispose of or hold separate, as a result of the Merger, any material portion of the business or assets of the Company or Acquiror;

             (d) by Acquiror if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and as a result of such breach the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by the Company within thirty (30) days through the exercise of its commercially reasonable efforts, then for so long as the Company continues to exercise such commercially reasonable efforts Acquiror may not terminate this Agreement under this Section 9.1(d) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured);

             (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Acquiror and as a result of such breach the conditions set forth in
Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Acquiror within thirty (30) days through the exercise of its commercially reasonable efforts, then for so long as Acquiror continues to exercise such commercially reasonable efforts the Company may not terminate this Agreement under this Section 8.1(e) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured);

             (f) by Acquiror, in its sole and absolute discretion, if holders of more than five percent (5%) of the Company Common Stock have exercised appraisal, dissenters' or similar rights under Applicable Law with respect to their shares in connection with the Merger; and

             (g) by Acquiror, on or before June 30, 1998, if Acquiror's board of directors has determined in good faith that it is not reasonably satisfied with the results of its legal or accounting due diligence investigation of the Company.

        9.2. Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no Liability or obligation on the part of Acquiror or the Company, or their respective officers, directors or shareholders under this Agreement, provided that each party hereto shall remain liable for any Damages arising out of any breaches of this Agreement prior to such termination or for the wrongful termination of this Agreement. Without limiting the generality of the foregoing, to the extent that any such termination results from the breach by any party hereto of any of its representations, warranties, or covenants set forth in this Agreement, the non-breaching party shall be entitled to receive from the breaching party all of its Third Party Expenses, any expenses incurred in connection with any dispute arising from such willful breach and any other Damages incurred as a result of such breach. Notwithstanding the foregoing, the provisions of Section 5.3, 5.4, and 5.16 and Article IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

        9.3. Amendment. This Agreement may be amended by the parties hereto at any time prior to the Effective Time by execution of an instrument in writing signed on behalf of each of the parties hereto. Notwithstanding any provision of this Agreement to the contrary, no party to this Agreement shall be required to enter into any amendment, consent, waiver or modification of this Agreement in order to preserve the pooling of interests accounting treatment, or the tax free nature, of the Merger, and each party reserves the right to approve or disapprove any proposed amendment, consent, waiver or modification of this Agreement in its sole and absolute discretion.

        9.4. Extension; Waiver. At any time prior to the Effective Time, Acquiror, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                    ARTICLE X

                               GENERAL PROVISIONS

        10.1. Notices. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (A) in the case of personal delivery or delivery by telecopier, on the date of such delivery, (B) in the case of a nationally-recognized overnight courier, on the next Business Day after the date when sent and (C) in the case of mailing, on the third Business Day following that on which the piece of mail containing such communication is posted:

              (a) IF TO ACQUIROR OR, AFTER THE EFFECTIVE TIME,
                  TO THE COMPANY, TO:
                  PeopleSoft, Inc.
                  4305 Hacienda Drive
                  Pleasanton, CA 94588
                  Attention:  Mr. Robert Finnell
                  Telephone No.:   (925) 694-7180
                  Facsimile No.:   (925) 694-7184

                  with a copy to:
                  Gibson, Dunn & Crutcher LLP
                  1530 Page Mill Road
                  Palo Alto, California 94304
                  Attention:  Gregory T. Davidson
                  Telephone No.:  (650) 849-5350
                  Facsimile No.:  (650) 849-5333

              (b) IF TO THE COMPANY PRIOR TO THE EFFECTIVE TIME, TO:
                  TriMark Technologies, Inc.
                  300 Tri-State International Office Center
                  Suite 320
                  Lincolnshire, Illinois  60069
                  Attention:  Mr. Mark A. Palmer, President & CEO
                  Telephone No.:   (847) 236-6550
                  Facsimile No.:   (847) 236-0642

                  with a copy to:
                  Wilson Sonsini Goodrich & Rosati
                  650 Page Mill Road
                  Palo Alto, California 94304
                  Attn:  Herbert P. Fockler
                  Telephone No.:  (650) 493-9300
                  Facsimile No.:  (650) 493-6811

              (c) IF TO THE ESCROW AGENT, TO:
                  State Street Bank and Trust Company of California, N.A. 725 South Figueroa Street, Suite 3100
                  Los Angeles, California  90017
                  Attention:  Joni Frederick
                  Telephone No.:  (213) 362-7334
                  Facsimile No.:  (213) 362-7357


              (d) IF TO THE SECURITYHOLDER AGENT, TO:
                  Mr. Gerald H. Peters

                  with a copy to:
                  Wilson Sonsini Goodrich & Rosati
                  650 Page Mill Road
                  Palo Alto, California 94304
                  Attn:  Herb Fockler
                  Telephone No.:  650.493.9300
                  Facsimile No.:  650.493.6811


        10.2. Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        10.3. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties, it being understood that all parties need not sign the same counterpart.

        10.4. Entire Agreement; Assignment. This Agreement, the schedules and exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein and the existing confidentiality agreement between Acquiror and the Company: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other Person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Acquiror may assign its rights but not delegate its obligations hereunder to a wholly-owned subsidiary of Acquiror.

        10.5. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        10.6. Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        10.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such Persons and waives and covenants not to assert or plead any objection that they might otherwise have to such jurisdiction and such process.

        10.8. Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        10.9. Specific Performance. Notwithstanding Sections 7.4 and 7.5 of this Agreement, the parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        10.10. Escrow Agent as Party. This Agreement shall be effective as among all of the parties hereto other than the Escrow Agent even if the Escrow Agent has not executed this Agreement. It is anticipated that the Escrow Agent may not execute this Agreement at the same time that the other parties execute this Agreement, and the parties agree to make such amendments to the provisions of
Article VII as the Escrow Agent reasonably may request to the extent that such changes do not materially affect the rights of the parties.

        IN WITNESS WHEREOF, Acquiror and the Company, and as to Article VII only, Securityholder Agent and the Escrow Agent, have caused this Agreement to be duly executed or signed by their duly authorized respective officers, all as of the date first written above.


PEOPLESOFT, INC.                           TRIMARK TECHNOLOGIES, INC.


BY: _________________________________      BY: _________________________________

NAME:    RONALD E.F. CODD                  NAME:     MARK PALMER
TITLE:   SENIOR VICE PRESIDENT AND         TITLE:    PRESIDENT & CEO
         CHIEF FINANCIAL OFFICER


BY: _________________________________      BY: _________________________________

NAME:    ROBERT D. FINNELL                 NAME:     GERALD H. PETERS
TITLE:   ASSISTANT SECRETARY               TITLE:    SECRETARY


SECURITYHOLDER AGENT



BY: _________________________________

NAME:    GERALD H. PETERS

ESCROW AGENT

_____________________________________


BY: _________________________________

NAME:
TITLE:

                                   APPENDIX A

                                   DEFINITIONS

        The following terms, as used in the Agreement, have the following meanings:

        "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such other Person.

        "Applicable Law" means, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, decree or other requirement of any Governmental Authority existing as of the date hereof or as of the Closing Date applicable to such Person or any of its respective properties, assets, officers, directors, employees, consultants or agents.

        "Average Stock Price" means the arithmetic average of the closing prices of Acquiror Common Stock on the Nasdaq National Market for the ten trading days ending on the date immediately prior to the Closing Date.

        "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in San Francisco, CA are authorized or required by law to close.

        "Collar Adjustment Factor" shall be a number equal to the quotient obtained by dividing the Average Stock Price by the Signing Date Average Stock Price, provided that if the adjustment factor is less than one it shall be deemed to equal one, or if the adjustment factor is greater than 1.2, it shall be deemed to equal 1.2.

        "Company" means TriMark Technologies, Inc.

        "Company Common Stock" means the class of the Company's capital stock designated as its Common Stock, no par value.

        "Damages" means all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement, including
(y) interest on cash disbursements in respect of any of the foregoing at a rate per annum equal to the prime rate as published by Bank of America, NT&SA, compounded quarterly, from the later to occur of (i) ninety (90) days from the date of demand for payment hereunder, or (ii) the date each such cash disbursement is made until the Person incurring the same shall have been indemnified in respect thereof and (z) reasonable costs, fees and expenses of attorneys (including allocation costs of in house counsel), experts, accountants, appraisers, consultants, witnesses, investigators and any other agents of such Person.

        "Environmental Laws" means all Applicable Laws relating to the protection of human health, safety or the environment from Hazardous Substances including: (i) all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature; and (ii) all requirements pertaining to the protection of the health and safety of employees or the public from exposure to Hazardous Substances.

        "Environmental Liabilities" means all Liabilities of a Person, whether such Liabilities are owed by such Person to Governmental Authorities, third parties or otherwise, whether presently in existence or arising hereafter, that arise under or relate to any Environmental Law.

        "GAAP" means the United States generally accepted accounting principles.

        "Governmental Authority" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

        "Gross Adjusted Base Price" means the applicable Gross Base Merger Price as determined in accordance with Section 8.3 multiplied by the Collar Adjustment Factor.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

        "Hazardous Substance" means any chemical substance: (i) the presence of which requires investigation or remediation under any Environmental Law; (ii) which is defined as a "hazardous waste" or "hazardous substance" under any Environmental Law; (iii) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or mutagenic or otherwise hazardous and is regulated by any Governmental Authority having or asserting jurisdiction over the business or any assets of the Company; or (iv) without limitation, that contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenols (PCBs) or asbestos.

        "Key Employees" means Gerald Peters, Mark Palmer, Jon Sykes, Art Pennington, Richard Holada, Shelley McIntyre, Neil Hall, Dan Herman, Jim McDowell and Joseph Than.

        "Knowledge" or "knowledge" means (i) with respect to the Company, at any given date of determination, the knowledge of all executive officers, vice presidents, director level managers and members of the Board of Directors, including all Key Employees of the Company, and (ii) with respect to Acquiror, at any given date of determination, the knowledge of any executive officer, officer, or director of Acquiror. For purposes hereof, a Person shall be deemed to have knowledge of the contents of all books and records with respect to which such Person has reasonable access and all facts and circumstances to which such Person reasonably should have been aware or was aware in the performance of such Person's duties as an employee, officer or director.

        "Liability" means, with respect to any Person, any liability or obligation of, or claims against, such Person of any kind, character or description, absolute or contingent, known or unknown, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person.

        "Lien" means, with respect to any asset, any mortgage, title defect or objection, lien, pledge, charge, easement, security interest, hypothecation, encumbrance, adverse claim or charge of any kind in respect of such asset.

        "Material Adverse Change" means, with respect to any entity, a change in, or effect on, the operations, affairs, prospects, financial condition, assets, Liabilities, reserves or any other aspect of such entity that results, or will result, in a material adverse effect on, or a material adverse change in, such entity or its operations.

        "Measurement Period" shall be the period commencing on May 1, 1998 and ending on the last month of reported results of the Company immediately prior to the Closing Date. If more than eight Business Days have elapsed between the most recent month end and the Closing Date, the Company shall have reported results for that most recent month end, or Acquiror shall be entitled to delay the Closing pending the release of such results.

        "Merger Price" means an amount equal to the Gross Adjusted Base Price
(i) plus the PBDAT Amount if such amount is greater than zero, or (ii) minus the absolute value of the PBDAT Amount if the PBDAT Amount is less than zero.

        "Merger Share Amount" means the number of shares obtained by dividing the Merger Price by the Average Stock Price.

        "PBDAT Amount" shall be the Company's cumulative Earnings (or loss) before Depreciation, Amortization and Taxes for the duration of the Measurement Period. Acquiror shall have the right to review the compilation of the PBDAT Amount and/or have its accountants audit the PBDAT Amount. The PBDAT Amount shall be determined in accordance with GAAP with consistent application of the accounting principles in effect for the financial statements prepared for the four month period ending April 30, 1998.

        "Person" means an individual, corporation, partnership, association, trust, limited liability company, limited liability partnership, estate or other entity or organization, including a Governmental Authority.

        "Proceeding" means any action, suit, hearing or arbitration, investigation or other proceeding (whether public or private).

        "Signing Date Average Stock Price" means $44.69.

        "Subsidiary" means a corporation, partnership, joint venture, limited liability company or other Person the majority of the shares of the capital stock or other equivalent ownership interests of which are directly or indirectly owned of record or beneficially by the Company, or any corporation, partnership, joint venture, limited liability company or other Person for which the

Company has the ability to direct or control voting with respect to fifty percent (50%) or more of the capital stock or other equivalent ownership interests.

                                 SCHEDULE 6.2(f)

                               ACQUIROR AFFILIATES

DIRECTORS

David A. Duffield
Edgar F. Codd
George J. Still, Jr.
Albert W. Duffield
Cyril J. Yansouni
A. George "Skip" Battle


OFFICERS AND OTHER AFFILIATES

Al Castino
Aneel Bhusri
Robert D. Finnell
Steven Hill
Ken Morris
Margaret Taylor
Ronald E.F. Codd

James Bozzini

                             AMENDMENT NO. 1 TO THE

                      AGREEMENT AND PLAN OF REORGANIZATION

                            DATED AS OF JUNE 12, 1998

                                  BY AND AMONG

                 PEOPLESOFT, INC. AND TRIMARK TECHNOLOGIES, INC.


Whereas, PeopleSoft, Inc. ("PeopleSoft") and TriMark Technologies, Inc. ("TriMark") have previously executed an Agreement and Plan of Reorganization dated June 12, 1998 (the "Agreement");

Whereas, both parties desire to have Ms. Cristine Ingold remain an employee of TriMark through the Closing Date of the Merger contemplated in the Agreement;

Whereas, PeopleSoft, at its discretion, is willing to provide up to two (2) additional PeopleSoft consultants to assist TriMark in the porting of the Transcend product to PeopleTools (the "Port") at a maximum hourly rate of $150 per hour; such consultants are in addition to the senior level consultant that PeopleSoft is providing TriMark throughout the Port at no cost to TriMark as provided under the terms of the Agreement;

Whereas both parties desire to amend the Agreement to define how costs related to: (i) employing Ms. Cristine Ingold at TriMark after September 1, 1998; and
(ii) retaining the second and third PeopleSoft consultants for the Port will be treated under the definition of profit before depreciation, amortization and taxes ("PBDAT");

Accordingly, both parties hereby agree to modify the definition of PBDAT Amount to the following definition as follows:

"PBDAT Amount" shall be the Company's cumulative Earnings (or loss) before Depreciation, Amortization and Income Taxes for the duration of the Measurement Period. In addition, the direct costs of employing Ms. Cristine Ingold subsequent to September 30, 1998 and all professional services fees paid by TriMark related to work performed by the second and third PeopleSoft consultants on the Port shall not be included in TriMark's operating costs when determining PBDAT. Acquiror shall have the right to review the compilation of the PBDAT Amount and/or have its accountants audit the PBDAT Amount. The PBDAT Amount shall be determined in accordance with GAAP with consistent application of the accounting principles in effect for the financial statements prepared for the four month period ending April 30, 1998.

This Amendment No. 1 to the Agreement shall be effective October 1, 1998.

TRIMARK TECHNOLOGIES, INC.   SECURITY AGENT HOLDER        PEOPLESOFT, INC.

--------------------------   --------------------------   --------------------------
By                           Gerald H. Peters             By


--------------------------   --------------------------   --------------------------
Date                         Date                         Date

                             AMENDMENT NO. 2 TO THE

                      AGREEMENT AND PLAN OF REORGANIZATION

                            DATED AS OF JUNE 12, 1998

                                  BY AND AMONG

                 PEOPLESOFT, INC. AND TRIMARK TECHNOLOGIES, INC.


Whereas, PeopleSoft, Inc. ("PeopleSoft") and TriMark Technologies, Inc. ("TriMark") have previously executed an Agreement and Plan of Reorganization dated June 12, 1998 (the "Agreement"), as amended;

Whereas, both parties desire to have Jerry Peters, Rich Holada and Dan Herman participate in a "proof of concept" review for a new suite of products targeting the property and casualty insurance market, and such review is contemplated to take up to two weeks in January 1999;

Whereas, the use of said TriMark personnel on this review may cause delays to the completion of the port of TriMark's Transcend product to PeopleSoft's PeopleTools development environment as provided under the terms of the Agreement;

Whereas both parties desire to amend the Agreement to (i) define how costs related to a delay in the Transcend port will be treated under the definition of profit before depreciation, amortization and taxes ("PBDAT") and (ii) provide for extending certain dates under the Agreement;

Accordingly, both parties hereby agree to modify the definition of PBDAT Amount to the following definition and extend certain dates as follows:

"PBDAT Amount" shall be the Company's cumulative earnings (or loss) before Depreciation, Amortization and Income Taxes for the duration of the Measurement Period. In addition, the direct costs of employing Ms. Cristine Ingold subsequent to September 1, 1998 and all professional services fees paid by TriMark related to work performed by the second and third PeopleSoft consultants on the Port shall not be included in TriMark's operating costs when determining PBDAT. If completing the Transcend port is delayed as a result of the use of TriMark personnel in the review of future property and casualty insurance products, PBDAT shall also exclude the additional costs incurred by TriMark resulting from this delay subject to a maximum adjustment to PBDAT of $175,000. Acquiror shall have the right to review the compilation of the PBDAT Amount and/or have its accountants audit the PBDAT Amount. The PBDAT Amount shall be determined in accordance with GAAP with consistent application of the accounting principles in effect for the financial statements prepared for the four month period ending April 30, 1998.

Under Article VIII of the Agreement, all references to March 31, 1999 and May 1, 1999 shall be changed to April 15, 1999 and May 15, 1999, respectively.

This Amendment No. 2 to the Agreement shall be effective January 8, 1999.

TRIMARK TECHNOLOGIES, INC.   SECURITY AGENT HOLDER        PEOPLESOFT, INC.

--------------------------   --------------------------   --------------------------
By                           Gerald H. Peters             By


--------------------------   --------------------------   --------------------------
Date                         Date                         Date

             AMENDMENT NO. 3 TO AGREEMENT AND PLAN OF REORGANIZATION


     This Amendment No. 3 to Agreement and Plan of Reorganization (this "Amendment") is made as of April ___, 1999, by and among PeopleSoft, Inc., a Delaware corporation ("Acquiror"), TriMark Technologies, Inc., an Illinois corporation, ("Company"), and, with respect to Article VII of the Reorganization Agreement only, Mr. Gerald H. Peters as Securityholder Agent and State Street Bank and Trust Company of California, N.A. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Reorganization Agreement (as defined below).


                                    RECITALS

     A. The parties hereto have entered into that certain Agreement and Plan of Reorganization, dated as of June 12, 1998, as amended as of October 1, 1998 and January 8, 1999 (the "Reorganization Agreement"), pursuant to which, among other things, all of the issued and outstanding shares of Company Common Stock shall be converted into the right to receive shares of Acquiror Common Stock, and all outstanding Company Options shall be assumed by Acquiror and converted into options to acquire Acquiror Common Stock.

     B. The parties hereto desire to amend certain sections of the Reorganization Agreement on the terms and subject to the conditions set forth in this Amendment.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that the Reorganization Agreement be amended as follows:


                                    AGREEMENT

     Unless otherwise indicated, the section numbers referred to below correspond to section numbers in the Reorganization Agreement.

     1. Registration Statement on Form S-3. Section 5.15(a) is amended to read in its entirety as follows:

          "Acquiror shall use all reasonable commercial efforts to cause to be registered under the Securities Act so as to permit the resale thereof, and in connection therewith shall use all reasonable commercial efforts to prepare and file with the SEC within five (5) Business Days following the Closing and shall use all reasonable commercial efforts to cause to become effective as soon as practicable thereafter, a registration statement on Form S-3 or on such other form as is then available under the Securities Act covering the shares of Acquiror Common Stock issued pursuant to this Agreement (the "Registrable Securities"); provided, however, that each holder of Registrable Securities ("Holder") shall provide all such information and materials to Acquiror and take all such action as may be required in order to permit Acquiror to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement. Such provision of information and materials is a condition precedent to the obligations of Acquiror pursuant to this Section. Acquiror shall not be required to effect more than one (1) registration under this Section. The offering made pursuant to such registration shall not be underwritten."

     2. Registration Statement on Form S-8. Section 5.17 is amended to read in its entirety as follows:

          "Acquiror shall use all reasonable commercial efforts to prepare and file with the SEC, within five (5) Business Days following the Closing, a registration statement on Form S-8 for the shares of Acquiror Common Stock issuable with respect to assumed Company Options, if such shares are not otherwise covered by an effective registration statement on Form S-8."

     3.   Deletion and Amendment of Certain Closing Conditions.

          (a) Sections 6.1(e) and 6.3(g) are deleted in their entirety.

          (b) The first sentence of Section 6.3(a) of the Agreement is hereby amended to read in its entirety as follows:

          "The representations and warranties of the Company contained in this Agreement (as modified by the Disclosure Schedules, and as further modified by the amended disclosure schedules delivered by the Company to Acquiror as of April ___, 1999 (the "Amended Disclosure Schedules")) shall be true and correct in all material respects as of the date hereof and, except for changes contemplated by this Agreement (including the Disclosure Schedules and the Amended Disclosure Schedules) and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct in all material respects as of such date), with the same force and effect as if made on and as of the Closing Date, and Acquiror shall have received a certificate to such effect signed on behalf of the Company by a duly authorized officer of the Company; provided, however, that any failure of the Company's representations and warranties to be true and correct in all material respects proximately caused by an action or omission by the Company which was requested, required or otherwise necessitated in writing by Acquiror shall not constitute failure of a condition to Acquiror's obligation to consummate the Merger or any of the other transactions contemplated by this Agreement."

     4. Survival of Escrow, Representations and Warranties. In Section 7.1(c), the date "December 31, 1998" is deleted and replaced with "December 31, 1999."

     5.   Liquidation of Escrow Shares.

          (a) Definition of Escrow Amount. Section 1.4(a)(3)(ii) is amended to read in its entirety as follows:

               "Escrow Amount. Means ten percent (10%) of the number of shares of Acquiror Common Stock issued at the Closing to the holders of Company Common Stock pursuant to Section 1.4(a) or any funds received upon a sale of Escrow Shares (as defined in Section 7.2(c)(iv)), which shares or funds shall be delivered to the Escrow Agent and held in accordance with Article VII. The portion of the Escrow Amount deposited on behalf of each such shareholder (the "Pro Rata Escrow Amount") shall be equal to ten percent (10%) of the aggregate number of shares of Acquiror Common Stock that such shareholder would otherwise be entitled to receive under Section 1.4 and, if applicable, ten percent (10%) of the funds received upon any sale of such Escrow Shares pursuant to
               Section 7.2(c)(iv)."

          (b) The heading in Section 7.2(c), "Protection of Escrow Fund," is amended to read "Protection of Escrow Fund; Sale of Shares During Escrow Period."

          (c)  The following new Section 7.2(c)(iv) is added immediately after
Section 7.2(c)(iii):

               "(iv) At any time during the Escrow Period, upon the request and in accordance with the instructions of the Securityholder Agent, the Escrow Agent shall sell all or a part of the Acquiror Common Stock then held in the Escrow Fund (the "Escrow Shares"). The proceeds from any sale of Escrow Shares shall remain a part of the Escrow Amount and be held by the Escrow Agent in accordance with the terms hereof."

          (d) The first sentence of Section 7.3(a)(i) of the Reorganization Agreement is hereby amended to read in its entirety as follows:

               "Gerald Peters shall serve as the initial agent and attorney-in-fact (the "Securityholder Agent") for the Shareholders to give and receive notices and communications, to authorize delivery to Acquiror of shares of Acquiror Common Stock from the Escrow Fund in satisfaction of claims by Acquiror, to object to such deliveries, to authorize the sale of shares of Acquiror Common Stock pursuant to Section 7.2(c)(iv), to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing."

          (e) The first sentence of Section 7.3(a)(ii) of the Reorganization Agreement is hereby amended to read in it entirety as follows:

               "The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent (including any action or omission with respect to the sale of shares of Acquiror Common Stock pursuant to Section 7.2(c)(iv)) while acting in good faith."

     6.   Gross Base Merger Price.

          (a)  Article VIII is amended to read in its entirety as follows:


                                         "ARTICLE VIII

               PORT OF TRANSCEND AND GROSS BASE MERGER PRICE

               Acquiror hereby approves and accepts the Company's port of Transcend to PeopleTools (the "Port"). Accordingly, for purposes of this Agreement, the Gross Base Merger Price means twenty-five million dollars ($25,000,000). Notwithstanding the foregoing, nothing in this Agreement shall be construed as granting to Acquiror any legal or beneficial right, title or interest in or to the Port or any materials submitted to Acquiror in connection therewith as required pursuant to this Article VIII prior to the Effective Time. The Port and such materials shall remain the sole property of the Company at all times until acquired by Acquiror by virtue of the Merger except for PeopleTools."

          (b) The definition of "Gross Adjusted Base Price" in Appendix A is amended by replacing the reference to "Section 8.3" with a reference to "Article VIII."

     7.   Amendments Regarding PBDAT.

          (a) Expenses. The last sentence of Section 5.3 is deleted in its entirety.

          (b) State Taxes. The last sentence of Section 5.19(a) is amended to read as follows:

               "In the event such written evidence is unavailable, or such customers indicate that they have not paid all State Taxes due, the Company shall accrue a reasonable estimate of such unpaid State Taxes and all interest and penalties in respect thereof."

          (c) Accounts Receivable. Section 5.19(b) is amended to read in its entirety as follows:

               "The Company shall fully reserve the amount of any and all accounts receivable outstanding more than ninety (90) days as of the Closing Date."

          (d) Definition of Merger Price. The definition of "Merger Price" in Appendix A is amended to read in its entirety as follows:

               "'Merger Price' means an amount equal to the Gross Adjusted Base Price plus the PBDAT Amount."

          (e)  PBDAT Amount Calculation.

               (i) The definition of "PBDAT Amount" in Appendix A shall remain unchanged. However, the parties hereto agree that the PBDAT Amount for the Measurement Period ending March 31, 1999 shall be an amount equal to $985,215.

               (ii) Notwithstanding the agreed-upon calculation in paragraph (i) above, the parties hereto agree that if Acquiror's accountants determine, after the Closing, that the PBDAT Amount, the Company's financial statements for the Measurement Period or any of the matters referred to in subsections (a) through
(c) of this Section 7 were not determined in accordance with GAAP, Acquiror shall be entitled to recover from the Escrow Fund the difference between (i) the PBDAT Amount used at the Closing to calculate the Merger Price and (ii) the PBDAT Amount as determined in accordance with GAAP by Acquiror's accountants. Any disputes regarding calculation of the PBDAT Amount shall be resolved in accordance with Section 7.2(f).

     8.   Amendments Regarding Pooling of Interests.

          (a)  Section 1.5 is deleted in its entirety.

          (b)  Section 2.24 is deleted in its entirety.

          (c)  Section 3.7 is deleted in its entirety.

          (d)  Section 5.8 is amended to read in its entirety as follows:

               "Tax Treatment. Neither Acquiror nor the Company shall take any action, including the acceleration of vesting of any options, warrants, restricted stock or other rights to acquire shares of the capital stock of the Company, which reasonably would be expected to jeopardize the nature of the Merger as a reorganization within the meaning of Section 368 of the Code."

          (e)  The last sentence of Section 9.3 is amended to read as follows:

               "Notwithstanding any provision of this Agreement to the contrary, no party to this Agreement shall be required to enter into any amendment, consent, waiver or modification of this Agreement in order to preserve the tax free nature of the Merger, and each party reserves the right to approve or disapprove any proposed amendment, consent, waiver or modification of this Agreement in its sole and absolute discretion."

     9. Closing. The first sentence of Section 1.2 is amended to read as follows:

          "Unless this Agreement is earlier terminated pursuant to Section 9.1, the closing of the Merger (the "Closing") will take place on April 30, 1999, at the offices of Gibson, Dunn & Crutcher LLP, 1530 Page Mill Road, Palo Alto, California, unless another place or time is agreed to by Acquiror and the Company."

     10. Average Stock Price. The definition of "Average Stock Price" in Appendix A is amended to read in its entirety as follows:

          "'Average Stock Price' means the arithmetic average of the closing prices of Acquiror Common Stock on the Nasdaq National Market for the five (5) trading days ending on the date immediately prior to the Closing Date."

     11. Definition of Total Company Shares. The definition of "Total Company Shares" in Section 1.4(a)(3)(iii) is amended to read in its entirety as follows:

          "Total Company Shares. Means the aggregate number of shares of the Company Common Stock outstanding immediately prior to the Effective Time (i) plus the aggregate number of shares of Company Common Stock issuable upon the exercise of all outstanding Company Options (vested and unvested) immediately prior to the Effective Time, (ii) minus the aggregate number of shares of Company Common Stock issuable upon the exercise of the options listed on Schedule 1.4(a)(3)(iii)."

     12. Survival of Reorganization Agreement. Except as modified and amended by the terms of this Amendment, all terms and provisions of the Reorganization Agreement are hereby ratified and affirmed and shall remain in full force and effect.

     13. Miscellaneous. The provisions of this Amendment shall be binding upon and inure to the benefit of the successors and assigns of each of the parties hereto. This Amendment shall be governed by and construed in accordance with the internal laws of the State of California without reference to conflicts of law principles. This Amendment may be executed in counterparts, each of which shall be an original, and all of which taken together shall constitute one instrument.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.


                                             PEOPLESOFT, INC.


                                             By:
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------


                                             TRIMARK TECHNOLOGIES, INC.


                                             By:
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------


                                             SECURITYHOLDER AGENT


                                             By:
                                                --------------------------------

                                             Name:  Gerald H. Peters
                                                  ------------------------------

                                             Title:
                                                   -----------------------------


                                             ESCROW AGENT

                                             -----------------------------------


                                             By:
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------

      [SIGNATURE PAGE TO AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION]

             AMENDMENT NO. 4 TO AGREEMENT AND PLAN OF REORGANIZATION



     This Amendment No. 4 to Agreement and Plan of Reorganization (this "Amendment") is made as of April 30, 1999, by and among PeopleSoft, Inc., a Delaware corporation ("Acquiror"), TriMark Technologies, Inc., an Illinois corporation (the "Company"), and, with respect to Article VII of the Reorganization Agreement (as defined below) only, Mr. Gerald H. Peters as Securityholder Agent and State Street Bank and Trust Company of California, N.A. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Reorganization Agreement (as defined below).


                                    RECITALS

     A. The parties hereto have entered into that certain Agreement and Plan of Reorganization, dated as of June 12, 1998, as amended as of October 1, 1998, January 8, 1999 and April 22, 1999 (as amended, the "Reorganization Agreement"), pursuant to which, among other things, all of the issued and outstanding shares of Company Common Stock will be converted into the right to receive shares of Acquiror Common Stock, and all outstanding Company Options shall be assumed by Acquiror and converted into options to acquire Acquiror Common Stock.

     B. The parties hereto desire to further amend certain sections of the Reorganization Agreement on the terms and subject to the conditions set forth in this Amendment No. 4.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that the Reorganization Agreement be further amended as follows:


                                    AGREEMENT

     Unless otherwise indicated, the section numbers referred to below correspond to section numbers in the Reorganization Agreement.

     1.   Amendments Regarding Escrow. The following sections are added to
Section 7.2 immediately after Section 7.2(g)(vi):

          (h) Establishment of Expiration Date. With the initial deposit of the Escrow Amount, Acquiror shall deliver to the Escrow Agent an Officer's Certificate setting forth the Effective Time, the Expiration Date and the Escrow Period, on which certificate (and all other certificates delivered to the Escrow Agent by the Acquiror, the Company or the Securityholder Agent) the Escrow Agent may rely without inquiry.

          (i) Initial and Subsequent Deposits of the Escrow Amount. The shares of Acquiror Common Stock initially deposited with the Escrow Agent, and any New Shares that may subsequently be delivered to the Escrow Agent for incorporation into the Escrow Amount,


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

shall be registered in the name of the "Gerald H Peters, as Securityholder Agent," on behalf of the Shareholders who otherwise would be entitled to receive them pursuant to the Merger. Each stock certificate shall be accompanied by three fully executed blank stock powers.

          (j) Establishment of Shareholders' Pro Rata Escrow Amounts. With the initial deposit of Acquiror Common Stock with the Escrow Agent, Acquiror shall deliver to the Escrow Agent an Officer's Certificate (a "Shareholders' Pro Rata Share Certificate") setting forth (a) the name and address of each Shareholder,
(b) such Shareholder's tax identification number (if it is known), (c) the number of shares of Acquiror Common Stock delivered to the Escrow Agent to which such Shareholder would otherwise have been entitled pursuant to the Merger, and
(d) such Shareholder's pro rata share of the Escrow Fund (such Shareholder's "Pro Rata Share"). If New Shares are later delivered to the Escrow Agent for incorporation into the Escrow Fund, the Acquiror shall recompute each Shareholder's Pro Rata Share, if necessary, and provide a revised Shareholders' Pro Rata Share Certificate to the Escrow Agent.

          (k) Knowledge of Escrow Agent. Unless and until the Escrow Agent shall receive stock certificates representing New Shares, the Escrow Agent may assume without inquiry that no such shares have been or are required to be issued and that all Acquiror Common Stock required to be delivered into the Escrow Fund pursuant to the Reorganization Agreement have been so delivered. Furthermore, unless and until the Escrow Agent shall receive written notice of the appointment of a successor Securityholder Agent, the Escrow Agent may assume without inquiry that the last Securityholder Agent of which it has received such notice continues in that capacity and has all of the powers contemplated by the Reorganization Agreement.

          (l) Sales of Acquiror Common Stock at the Direction of the Securityholder Agent. If the Securityholder Agent requests that the Escrow Agent sell shares of Acquiror Common Stock held in the Escrow Fund, as contemplated by
Section 7.2(c)(iv) of the Reorganization Agreement, the Securityholder Agent shall allocate such sales among the Shareholders in accordance with each Shareholder's Pro Rata Shares, so that the Shareholders' Pro Rata Shares shall remain unchanged. Following such sale, the Escrow Agent shall furnish to the Securityholder Agent and to the Acquiror the details of such sale and, on the basis of such information, the Acquiror shall prepare and provide to the Escrow Agent a revised Pro Rata Share Certificate indicating for each Shareholder (a) the remaining shares of Acquiror Common Stock attributable to such Shareholder and (b) the net proceeds of such sale attributable to such Shareholder. In effecting any sale of Acquiror Common Stock at the direction of the Securityholder Agent, the Escrow Agent need not maximize the price obtained or shop for the best commission rate or other terms and shall not be responsible for realizing a particular price or for any loss occasioned upon such sale. The Escrow Agent may deduct its actual costs of effecting any sales and may charge the Acquiror such reasonable fees, if any, as the Escrow Agent may determine fairly compensate it for the extra burdens such sale imposes on it, which fees the Acquiror agrees to pay.

          (m) Investment of Cash in the Escrow Fund. Any cash held in the Escrow Fund, whether received by the Escrow Agent following sales of Escrow Shares at the direction of the Securityholder Agent or otherwise, shall be invested pending distribution in accordance with


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

the written instructions of the Securityholder Agent, or in the SSGA Fund if the Securityholder Agent provides no such investment instructions to the Escrow Agent.

          (n) Tax Reporting Matters. The Acquiror and the Securityholder Agent on behalf of the Shareholders agree to provide the Escrow Agent with certified tax identification numbers for each of them by furnishing appropriate forms W-9 (or Forms W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow Agent may reasonably request (collectively, "Tax Reporting Documentation") to the Escrow Agent within 30 days after the date hereof. The parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code, as it may be amended from time to time, to withhold a portion of taxable income, attributable to the Holders, it may receive with respect to the Escrow Fund. The Escrow Agent need not make any distribution of all or any portion of any taxable income in the Escrow Fund to any person until such person has furnished to the Escrow Agent such Tax Reporting Documentation as the Escrow Agent may reasonably require.

          (o) Notice Address of Escrow Agent. Notices and deliveries of Officer's Certificates and other documents to the Escrow Agent shall be addressed to the Escrow Agent at State Street Bank and Trust Company of California, N.A., 633 West Fifth Street, Los Angeles, CA 90071, attention:
Corporate Trust Department (PeopleSoft/TriMark Technologies 1999 Escrow), Fax number (213) 362-7357, and shall be effective only upon receipt.

          (p) Further Actions. The parties agree to take any actions as may be necessary to enable the Escrow Agent to perform its duties under this Article 7.

     2. Amendment Regarding Notices to Escrow Agent. Section 10.1(c) is hereby amended to read in its entirety as follows:

          IF TO THE ESCROW AGENT, TO
          State Street Bank and Trust Company of California, N.A.
          633 West Fifth Street
          Los Angeles, California  90071
          Attention: Corporate Trust Department
                     (PeopleSoft/TriMark Technologies 1999 Escrow) Telephone No.: (213) 362-7334
          Facsimile No.: (213) 362-7357



                            [SIGNATURE PAGE FOLLOWS]


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

     IN WITNESS WHEREOF, the parties have executed this Amendment No. 4 as of the day and year first written above.


                                             PEOPLESOFT, INC.


                                             By:
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------


                                             TRIMARK TECHNOLOGIES, INC.


                                             By:
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------


                                             SECURITYHOLDER AGENT


                                             By:
                                                --------------------------------

                                             Name:  Gerald H. Peters
                                                  ------------------------------

                                             Title:
                                                   -----------------------------


                                             ESCROW AGENT

                                             -----------------------------------


                                             By:
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------

      [SIGNATURE PAGE TO AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION]


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